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GENCO SHIPPING & TRADING LIMITED

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On May 21, 2026, Genco Shipping & Trading Limited (“Genco”) issued an investor presentation and a press release, updated its website at www.GencoDrivesSuperiorReturns.com, and posted a communication to its LinkedIn account. Copies of the materials can be found below:

Investor Presentation

GENCO SHIPPING & TRADING LIMITED May 21, 2026 Delivering Superior Returns and Creating Value for All Shareholders

About Genco Shipping & Trading Limited
Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco's fleet consists of 43 vessels with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to Genco's views and expectations regarding Diana's unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Genco Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on Genco and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as "anticipate," "budget," "estimate," "expect," "project," "intend," "plan," "believe," and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management's current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) Genco's plans and objectives for future operations; (ii) that any transaction based on Diana's non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of the Genco Board regarding the declaration of dividends, including without limitation the amount that the Genco Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Genco Board each quarter after its review of our financial performance, market developments, and the best interests of Genco and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves. As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent Genco's views as of the date of this communication and these views could change. However, while Genco may elect to update these forward-looking statements at some point, Genco specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing Genco's views as of any date subsequent to the date of this communication.

Important Information for Investors and Shareholders
This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here: https://www.sec.gov/Archives/edgar/data/1326200/000093041326001621/c116390_sc14d9.htm). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY'S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financials" section of the Company's investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information and Where to Find It
The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company's shareholders for the Company's 2026 Annual Meeting of Shareholders. THE COMPANY'S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY'S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC's website at www.sec.gov. Copies will also be available at no charge by clicking the "SEC Filings" link in the "Financials" section of the Company's investor relations website at https://investors.gencoshipping.com/.

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Today’s Attendees John Wobensmith Chairman & CEO Director Since 2021 Kathleen Haines Lead Independent Director Director Since 2017 Basil Mavroleon Independent Director Director Since 2015 ▪ Nearly 30 years of global shipping experience ▪ Genco’s CEO since 2017, at which point he led the transformation of Genco from a tonnage provider to an active owner - operator while creating a more focused fleet to capture drybulk market dynamics ▪ Successfully led Genco’s execution of its current Comprehensive Value Strategy ▪ Lead Independent Director of Genco since 2025 and Audit Committee Chair ▪ Over 30 years of global shipping experience ▪ Served as public company CFO of a U.S. based global shipping company as well as CFO of a privately held tanker company ▪ CPA with extensive audit and governance experience ▪ Compensation Committee Chair ▪ 50 - plus years of shipping industry experience ▪ Held senior leadership roles at one of the oldest and largest U.S. tanker brokerages ▪ Managing Director of a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage Arthur Regan Independent Director Director Since 2016 Karin Orsel Independent Director Director Since 2021 Paramita Das Independent Director Director Since 2024 ▪ Nominating & Corporate Governance Committee Chair ▪ Current CEO of Energos Infrastructure ▪ Over 30 years of shipping experience including serving as CEO of multiple maritime companies as well as managing and investing across global shipping markets ▪ Began shipping career sailing as an officer on merchant tankers and drybulk vessels for over 10 years, completing his sea service as a Master Mariner ▪ ESG Committee Chair ▪ CEO and founder of MF Shipping Group ▪ Over 30 years of experience in the maritime industry ▪ First - class fleet technical management knowledge ▪ Received many industry recognitions including Female Entrepreneur of the Year, the Tanker Industry Leader Award, Seatrade Award and IMO Gender Equality Award ▪ Current board member of Coeur Mining and Toromont Industries Ltd. and former board member of World Business Chicago ▪ Has served as Chief Strategy Officer and Senior Advisor to the CEO of Stardust Power ▪ Held multiple leadership positions at commodity giant Rio Tinto including Chief Marketing Officer Metals and Minerals 3

Table of Contents I. Executive Summary 5 II. Genco’s Proven Strategy Creates Value 7 About Genco 8 Shipping is a Capital - Intensive Business Driven by Supply 13 Genco’s Comprehensive Value Strategy 17 Genco’s Strategy is Working and Creating Value for Shareholders 23 Genco’s Board Prioritizes Strong Corporate Governance 28 III. Diana’s Takeover Attempt 34 Genco’s Board Has Responded Properly, Consistent with Its Fiduciary Duties 35 Diana’s Inadequate Takeover Proposal 43 Diana’s Nominees Bring Significant Risk to Genco Shareholders 52 IV. Vote “FOR” GENCO’s Nominees and Proposals on the White Proxy Card Today 66 V. Appendix 71 4

I. EXECUTIVE SUMMARY 5

Executive Summary – Vote FOR Genco’s Directors and Proposals 6 ▪ Genco is executing its clear strategy d esigned to drive value through drybulk cycles ▪ Genco has made significant progress on its Comprehensive Value Strategy, outperforming the market and peers ▪ Genco has a highly qualified and engaged B oard overseeing sustainable, long - term value creation ▪ Genco has industry - leading corporate g overnance standards ▪ Genco’s Board remains committed to maximizing value and acting in the best interest of all Genco shareholders ▪ Diana’s proposals significantly undervalue Genco and are not in the best interests of all shareholders ▪ Diana should not be trusted given its gamesmanship, history of self - dealing, poor strategic decisions and shareholder value destruction ▪ The Board believes that Diana’s handpicked nominees are unfit to join the G enco Board and threaten harm to the best interests of shareholders if elected ▪ The Genco Board remains open to engaging constructively with Diana and has repeatedly offered to do so Genco is poised to drive sustainable long - term value

II. GENCO’S PROVEN STRATEGY CREATES VALUE 7

II. GENCO’S PROVEN STRATEGY CREATES VALUE About Genco 8

Genco Shipping & Trading Overview



- ✓ The largest U.S.-based drybulk shipowner, with 44[(1)] modern, high-quality vessels
- ✓ Transports both major and minor bulk commodities across key worldwide shipping routes
- ✓ Favorable risk-return profile: low-leverage (20% net LTV) + high-dividend payouts
- ✓ Leader in corporate governance with a majority independent Board of Directors that is diverse and 50% female
- ✓ The only U.S.-listed drybulk shipping company with zero related-party transactions

(1) Genco's pro forma fleet composition of 44 vessels pending acquisition of one Capesize vessel that Genco has agreed to acquire.

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Global Drybulk Trade and Key Routes


Copenhagen
Commercial
Operations
Minor Bulk focus
U.S. Headquarters
Corporate strategy
Finance / accounting
Commercial
Technical
Operations
India
Technical
Mgmt. JV
Singapore
Commercial
Operations
Capesize focus
Iron Ore
Coal
Grain
Minor Bulks

Source: Clarksons Research Services Limited 2025.

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11 Genco Transported 22MT of Drybulk Commodities in 2025 Iron Ore: 48% Met / Thermal Coal: 13% Grains: 14% Potash / Fertilizer: 5% Steel / Pig Iron: 2% Cement / Clinker: 4% Alumina / Bauxite: 2% Miscellaneous: 12% 46% 23% 16% 8% 8% Drybulk Oil Container LNG / LPG / Chemical Other Global Seaborne Trade (% of 2025 total) Drybulk trade constitutes approximately half of all seaborne trade volume Commodity % of Drybulk Trade Primary use Iron ore 29% Steel production Met / thermal coal 17% Steel production + power generation Grain 11% Human consumption + feed livestock Minor bulks 42% Various uses, including building products and raw materials; linked to global GDP growth GENCO’S COMMODITIES CARRIED Source: Clarksons Research Services Limited.

12 Fleet Well - Positioned to Capture Strong Drybulk Market These two sectors provide complementary characteristics for our Comprehensive Value Strategy … 20 Vessels (1) Significant earnings potential and dividend upside in strengthening market Focused on iron ore trade Driven by global steel and bauxite production Major bulk Newc/ Cape More stable earnings Diverse trade routes Linked to global GDP Cargo arbitrage opportunities 24 Vessels (1) Minor bulk Ultra/Supra Direct exposure to all drybulk commodities Active approach to revenue generation and spot exposure in a strong market High operating leverage Scalable fleet focused on two main sectors >50% of net revenue led by Capes with growth potential Note: Net revenue is based on 2024, 2025 and Q1 2026 actual figures. (1) Genco’s pro forma fleet composition of 44 vessels pending acquisition of one Capesize vessel that Genco has agreed to acquire.

II. GENCO’S PROVEN STRATEGY CREATES VALUE Shipping is a Capital - Intensive Business Driven by Supply 13

14 Active Capital Allocation Management is Critical in Dynamic Drybulk Shipping Markets Drybulk shipping cycles have historically been driven by vessel supply - side dynamics While drybulk demand has consistently grown over time Shipping is a capital - intensive business in which prudent stewardship is required With a capital allocation strategy that prioritizes low debt, flexibility and shareholder returns, a company can generate sig nif icant shareholder value across market cycles Positive drybulk market outlook due to capacity constraints + longer trading distances

15 Drybulk Shipping Cycles are Driven by the Supply Side 0% 10% 20% 30% 40% 50% 60% 70% 80% 90% - 2,000 4,000 6,000 8,000 10,000 12,000 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 Orderbook % of Fleet Baltic Dry Index Baltic Dry Index Orderbook as a Percentage of the Fleet 2003 to 2008 ▪ Commodities boom ▪ Record freight rates ▪ Record ordering 2009 to 2020 ▪ Record fleet growth ▪ Overcapacity 2021+ ▪ Supply discipline ▪ Longer trading distances ▪ Geopolitical disruption 2000 2001 2002 2003 2004 2005 2006 2007 2008 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 2019 2020 2021 2022 2023 2024 2025 Global Seaborne Drybulk Trade in Ton Miles ~4% Drybulk ton - mile demand growth CAGR over the last 25 years Only 2 years since 2000 in which demand growth contracted YoY Source: Clarksons Research Services Limited 2026. Compelling Drybulk Supply Side Set - Up Historically Stable Drybulk Demand Growth Over Time

Positive Drybulk Market Thesis for 2026+ Led by Capacity Constraints and Longer Trading Distances

Increased High-Grade Iron Ore Production

Incremental 170MT expected to drive significant Capesize ton-mile growth

>200
Vessels required to transport incremental production from West Africa and Brazil

Bauxite Trade Increasingly Important

The commodity continues to grow faster than any other within drybulk segment

~16%
Guinea exports average annual growth rate since 2010

Limited Orderbook & Aging Global Fleet

Aging global fleet requiring new vessels coupled with strong vessel demand expected to support strong day rates

13%
Orderbook to fleet ratio

12%
Fleet >=20 years old

Geopolitical events accentuate tight supply and demand dynamics

Increased fleet-wide inefficiencies, slower vessel speeds, longer trading distances

Russia/Ukraine, Suez Canal, Trade Wars, Covid, Iran/Hormuz

COMPELLING DRYBULK MARKET FOUNDATION TO DRIVE EARNINGS AND CASH FLOWS

Source: S&P Global, International Energy Agency, Clarksons Research Services Limited.

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II. GENCO’S PROVEN STRATEGY CREATES VALUE Genco’s Comprehensive Value Strategy 17

18 Differentiated Approach to Capital Allocation: Genco’s Comprehensive Value Strategy Genco’s strategy centers around low financial leverage, high dividends issued through a transparent formula and growth This strategy positions Genco to generate returns through various drybulk markets Genco’s investments in premium - earning vessels provides significant operating leverage to capture upside in a strengthening environment Genco’s strategy works and we believe shareholders will continue to benefit in 2026 and beyond

19 Genco’s Comprehensive Value Strategy Positions the Company to Generate Strong Returns (1) Genco’s Comprehensive Value Strategy announced April 19, 2021. Share price as of May 18, 2026. (2) Excluding drydocking CapEx. Declared $7.565 per share in dividends over the last 7 years Declared $7.16 per share in dividends since implementing the Comprehensive Value Strategy in 2021 – 29% of current share price (1) 7 vessel acquisitions since 2023 – 30% IRR THREE KEY GROWTH PILLARS 20% net loan - to - value Growth Optimize balance sheet to enable accretive growth Low breakeven rates providing flexibility and optionality Dividends Compelling distributions to shareholders Formulaic approach to dividends Deleveraging Low financial leverage and cash flow breakeven Utilize undrawn revolving credit facility $9.8k Q2 2026 cash flow breakeven (2)

Continuing To Successfully Execute Our Comprehensive Value Strategy

What we said April 2021…

Transform
Genco into a low-leverage, high-dividend yield company

Maintain
Significant flexibility to grow the fleet

Target
Paying a quarterly dividend based on cash flows less a voluntary quarterly reserve

What we did in the ~5 years following…



Fleet growth
Debt paydowns / Low cash flow breakeven
$557m
$119m
$293m
Dividends paid

Momentum in 2026…

Estimated TCE
$23,939
66% of available days(1)

FY 2026 Dividend per Share
$2.50
Assuming FFA Curve(2)

(1) Q2 2026 TCE as of May 6, 2026.
(2) Based on fixtures to date and assuming the current FFA curve for the balance of the year. Please refer to the appendix of this presentation for further details including relevant assumptions.

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21 Low - Leverage Model Supports Opportunistic Deployment of Capital and Quarterly Dividend Distributions Assumptions: Illustrative fleet - wide time charter rate is based on the quarterly averages of the Baltic Capesize Index and Baltic Supramax Index since 2000 weighted based on Genco’s pro forma fleet composition of 44 vessels. An assumed scrubber premium is included t ogether with a target minor bulk outperformance figure. Cash flow breakeven rate is based on our Q2 2026 expense budget excluding drydocking related capex. Un der its existing credit facility, Genco has no mandatory debt amortization. $- $20,000 $40,000 $60,000 $80,000 $100,000 Illustrative fleet-wide time charter rate Q2 2026 est. CF breakeven rate, ex. drydocking capex Breakeven assuming zero debt Every $1,000 increase in TCE is ~$16m of incremental annualized EBITDA on our 44 - vessel fleet $16m Cash flow breakeven rate % of the periods in which rates are above breakeven levels ~$10k ~86% ~$9k ~91% Significant operating leverage Prudent balance sheet management affords us opportunities to grow assets in both up and down cycles

$0 $10 $20 $30 $40 $50 $60 $70 $80 Jan-20 Jul-20 Jan-21 Jul-21 Jan-22 Jul-22 Jan-23 Jul-23 Jan-24 Jul-24 Jan-25 Jul-25 Jan-26 Capesize 5-year asset value Ultramax 5-year asset value Genco began to reinvest in Capes Significant operating leverage Countercyclical opportunities to buy vessels from a position of strength Flexibility to capture growth opportunities +45% Modern Cape value increase, best performing drybulk asset class Financial Flexibility in Various Freight Market Conditions Source: Clarksons Research Services Limited 2026. Asset values presented are based on Clarksons benchmark vessels. 22 ($ millions)

II. GENCO’S PROVEN STRATEGY CREATES VALUE Genco’s Strategy is Working and Creating Value for Shareholders 23

24 Our Comprehensive Value Strategy Benefits Shareholders Genco has executed its well - defined strategy and has momentum into 2026 Strong TSR performance over short - , medium - and long - term Combination of well - timed acquisitions and high distributions drive Genco’s share price outperformance Genco provides investors superior maritime and thematic drybulk exposure Transparent U.S. domestic filer with a majority independent Board of Directors, a premium fleet and shareholder - focused capital allocation strategy

Continues to Return Substantial Capital to Shareholders $0.50 $0.15 $0.15 $0.15 $0.41 $0.42 $0.34 $0.40 $0.30 $0.15 $0.15 $0.15 $0.50 $0.35 $0.70 $0.75 $0.70 0 500 1,000 1,500 2,000 2,500 3,000 $- $0.10 $0.20 $0.30 $0.40 $0.50 $0.60 $0.70 $0.80 Q4 2022 Q1 2023 Q2 2023 Q3 2023 Q4 2023 Q1 2024 Q2 2024 Q3 2024 Q4 2024 Q1 2025 Q2 2025 Q3 2025 Q4 2025 Q1 2026 Q2 2026E Q3 2026E Q4 2026E Baltic Dry Index Dividend per Share Quarterly dividend Baltic Dry Index $7.16/share in dividends since implementing the Comprehensive Value Strategy in 2021 – 29% of current price + 133 % Y oY Note: S hare price as of May 18, 2026 . (1) Assuming fixtures to date and the current FFA curve for the balance of the year. Please refer to the appendix of this presentation for further details including relevant assumptions 25 $2.50/share FY2026 projected dividends (1)

84% 81% 26% 113% 57% 84% 123% 113% 93% 210% 146% 90% Source: FactSet and public filings as of May 18, 2026. Note: Peer group includes Diana Shipping, Pacific Basin, Pangaea Logistics, Safe Bulkers, Seanergy, Star Bulk and Thoresen Th ai Agencies. (1) Genco announced its Comprehensive Value Strategy on Apr 19, 2021. 1 - YEAR 26 Genco’s Strategy and Leadership Have Transformed Genco into a Superior Drybulk Platform that Commands a Premium 3 - YEAR 5 - YEAR COMPREHENSIVE VALUE STRATEGY (1) Peer Median Genco Outperformed Peers and the Broader Market Across All Relevant TSR Periods Peer Median Peer Median Peer Median

Genco Provides Investors Superior U.S.-Listed Drybulk Exposure

Genco is the most investor-friendly U.S.-listed platform tailored for investors with thematic interest in drybulk markets

	Genco	Diana Shipping Inc.	Star Bulk	Pangaea	Safe Bulkers	Seanergy
Platform Scale *Criterion: 30+ vessels*	✓	✓	✓	✓	✓	✗
Significant Capesize Exposure *Criterion: >40% vessel count*	✓	✗	✗	✗	✗	✓
Low Leverage *Criterion: <30% LTV(1)*	✓	✗	✓	✗	✗	✗
Trading Liquidity *Criterion: 30-Day ADTV >$6.5m per day*	✓	✗	✓	✗	✗	✗
Strong Governance *Criterion: No related-party transactions*	✓	✗	✗	✗	✗	✗
Full Transparency *Criterion: U.S. Domestic Filer*	✓	✗	✗	✓	✗	✗

Source: Company websites and filings, presentations and Capital IQ as of May 18, 2026.
Note: Pacific Basin and Thoresen Thai Agencies excluded from page because they are not U.S.-listed.
(1) Per latest company disclosures.

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II. GENCO’S PROVEN STRATEGY CREATES VALUE Genco’s Board Prioritizes Strong Corporate Governance 28

29 Genco Has Continued to Prioritize Strong Corporate Governance (1) As Rated by Webber Research. Transparent U.S. Filer with No Related - Party Transactions Genco is the largest U.S. - headquartered public drybulk shipping company and the only without any related - party transactions Provides detailed disclosures on Company strategy and performance and aligns compensation with shareholder interests Governance Practices Recognized as Best - in - Class in the Industry Consistently ranked in top quartile on corporate governance matters among public shipping companies (1) Genco is the only U.S - listed drybulk company with >50%+ independent directors and an annually elected board Diverse, Independent and Highly - Qualified Board of Directors Strong, majority independent board with Lead Independent Director Valuable skills and experiences in shipping and areas relevant to Genco’s strategy Fully independent Audit, Compensation, Nominating & Corporate Governance, and ESG committees

83% 44% 64% 64% 70% 50% 80% 45% 7 14 9 4 6 12 15 12 Genco’s Board Prioritizes Strong Corporate Governance Board Independence % Board Structure Annually Elected Classified Median: 64% Median: 10 Transparency U.S. Domestic Filers Voting Rights 1 Share, 1 Vote Multi - Class Voting (3) Foreign Private Issuers 30 Source: Company websites and latest available ISS Proxy Research Reports adjusted for director departures / additions as of M ay 18, 2026. Note: Peers listed are Diana Shipping, Pacific Basin, Pangaea Logistics, Safe Bulkers, Seanergy , Star Bulk and Thoresen Thai Agencies. (1) Genco’s 83% reflects the departure of former director Jim Dolphin and the completion of a “cooling - off” period during which Art hur Regan was not considered independent under ISS policies. (2) One - year added for each active director since the latest published ISS report if it was published in 2025, current tenure for re ports published in 2026. (3) Per Diana’ and Seanergy’s latest 20 - Fs. Seanergy Chairman and CEO Tsantanis holds Series B Preferred with 25,000 votes per share on any matter submitted to a vote of shareholders, and controls 49.99% o f the voting power. Please see page 55 for further detail about Diana’s multi - class voting. Average Director Tenure (2) (1)

Genco’s Compensation Plan Aligns with Industry Best Practices (1) The 40% RSU / 60% PRSU split is for the CEO, other NEOs have a 50% / 50% split. (2) ROIC (Return on Invested Capital) = Net Operating Profit After Tax / (Debt – Cash + Equity). 31 60% Adj. EBITDA This is working – reduced company earnings in 2025 resulted in lower cash bonus for management Compensation Plan Overview • Genco is one of the only public drybulk companies to disclose detailed executive compensation data • Peer group includes other shipping companies as well as industrial companies in cyclical industries • Target compensation is aimed to be in line with the median of the proxy peer group, with advice from third - party consultant FW C ook Short - Term Incentive Plan Long - Term Incentive Plan (1) 40% Strategic initiatives 60% PRSUs 3 - year cliff vest based on performance metrics 40% RSUs Vest equally over 3 years 5 0% Relative TSR 5 0% ROIC (2) • 20% individual goals • 20% Company goals • Includes metrics such as - Earnings vs. benchmark - Costs vs. benchmark - Capital allocation Provides significant alignment with shareholder interests and company strategic priorities • Set annually based on a budget set forth at the beginning of each year

Genco's Directors Bring Best-in-Class Drybulk Expertise

Comprised of a diverse and holistic set of skills that equips the Company to deliver superior shareholder returns

		Shipping- and Business-Related Experience				Public Company Leadership	
		Capital Allocation	M&A	Commercial Chartering	Operations / Technical	Public Company Executive Experience	Other Public Company Director Experience
	**John Wobensmith** *Chairman of the Board*	✓	✓	✓	✓	✓	✓
	**Kathleen Haines** *Lead Ind. Director*	✓	✓	✓		✓	✓
	**Basil Mavroleon** *Independent Director*	✓		✓			✓
	**Paramita Das** *Independent Director*	✓	✓			✓	✓
	**Karin Orsel** *Independent Director*	✓		✓	✓		
	**Arthur Regan** *Independent Director*	✓	✓	✓	✓	✓	✓

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Setting the Record Straight: Genco’s Board / Nominees As part of its campaign to take control of Genco, Diana has made numerous false and misleading statements Diana’s Myths Facts  Genco has a record of “entrenchment" ▪ Genco is consistently ranked in the industry’s top quartile for governance practices ▪ Genco has no related - party transactions benefiting insiders, no preferred share structure with super - voting rights for insiders, maintains a majority - independent, annually elected Board and has no nepotism in its executive ranks  Three of Genco Directors do not own common stock ▪ All of Genco’s Directors receive annual equity grants as a significant component of their annual compensation ▪ In addition, Directors are subject to our stock ownership guidelines that call for them to maintain significant equity interests in Genco ▪ As a result, all of our Directors have “skin in the game” , and their interests are fully aligned with those of all Genco shareholders  Genco’s Compensation Committee Chair is not Independent and has financial and personal ties to Genco’s CEO through mutual involvement at a merchant bank ▪ These assertions are flat out FALSE ▪ The Compensation Committee Chair NEVER had involvement with the merchant bank and had no relationship with Genco’s CEO until he was appointed to the Board ▪ There are zero financial ties between the Chair and CEO, and there never have been ▪ The chair is INDEPENDENT under SEC, NYSE and ISS standards 33

III. DIANA’S TAKEOVER ATTEMPT 34

Genco’s Board Has Responded Properly, Consistent with Its Fiduciary Duties 35 III. DIANA’S TAKEOVER ATTEMPT

Diana has adopted aggressive tactics to advance its takeover attempt The Genco Board has responded appropriately at every turn Genco remains open to any transaction that best serves our shareholders’ interests Diana has made numerous false and misleading statements 36 Genco’s Board Has Prudently and Properly Responded to Diana’s Aggressive Tactics

Diana Is Attempting to Take Control of Genco at a Discount Making Previous Proposals To Take Control of Genco In 2024 and 2025 , in exchange for only a portion of Diana’s fleet, Diana sought 30% ownership of Genco, with sizable representation on the Board , the position of Genco’s Chair and technical management control of Genco’s fleet Launching a Below - Market Hostile Tender Rather than Improve its Price Rather than make a proposal at an appropriate price, Diana doubled down on a price that the Board had previously rejected and that increasingly lags Genco’s market price Rapidly Acquiring Shares Diana built a nearly 15% ownership stake in Genco as part of what appears to be an attempt to gain control , and it may have even improperly disclosed its stake while building its position in Genco stock, raising concerns about Diana’s trading methods Nominating a Full Slate of Handpicked Directors to Replace the Genco Board The proxy contest is not a vote on a $23.50 proposal; it is a vote on who will control the future of Genco’s business and its value to investors and who could potentially negotiate a sale of Genco These earlier proposals reveal Diana’s true goal: to take control over Genco’s assets without paying a fair price 37

$0 $5 $10 $15 $20 $25 $30 Genco Share Price GE Buys GE Sells Diana Buys Diana Sells Genco Implemented a Shareholder’s Rights Plan Only When Needed Source: Capital IQ, FactSet as of May 18, 2026. 38 Genco Share Price Since 2H 2023 with Dissident Share Purchases Overlayed George Economou (GE) purchased 5% of Genco and waged a ~6 month long proxy fight prior to selling down in Apr / May 2024 – no SRP put in place by Genco Diana accumulated ~10% of Genco from Apr - Jul 2025 - Genco didn’t put a SRP in place despite 13D filing and large share purchase Diana’s disclosure of the premium purchase of ~5% of Genco appeared inconsistent with market data: Diana stated it purchased 2.1m shares on Sep 29, 2025 at $19.64 “in the market through brokers”. However, Genco stock never traded at that level and closed at $17.94 that day and only had ~600k of reported volume. Genco implemented a SRP the following day to allow the Board to fulfill its fiduciary duties and protect the interests of all shareholders Diana issues press release and discloses it sold portion of its Genco shares

Diana's Game Playing and Faulty Disclosure

Sep 30, 2025 Diana reported acquiring 2,121,859 shares, or ~5% of our outstanding stock, on September 29, 2025 at a price of $19.64 per share "in the market through brokers."	▪ We believe this trade was improperly disclosed as Diana's reported share price and volume significantly exceeded both the publicly reported high trading price and trading volume for the day
March 6, 2026 Diana announced its revised offer of $23.50 per share to acquire Genco, disclosed it had entered into an agreement to sell 16 Genco vessels with Star Bulk if the acquisition closed, and referred to a "partnership" with Star Bulk	▪ Diana and Star Bulk failed to identify Star Bulk or any of its officers as a participant in Diana's proxy solicitation until nearly **two months** after Diana announced its revised offer ▪ This is despite Star Bulk's CEO Petros Pappas and President Hamish Norton making a number of public statements supporting Diana's offer and Star Bulk's strong economic interest in the transaction
May 18, 2026 Diana announced in the morning it had sold a portion of its Genco stock	▪ Diana did not disclose the number of shares sold, price, timing of sales, or how the shares were sold until after the trading day was over ▪ Diana put out a baseless stock price target to scare investors that their Genco stock would significantly drop in value in the absence of Diana's tender offer, despite Genco's stock trading in line with industry fundamentals and drybulk peers ▪ We believe Diana's behavior raises questions of manipulating Genco's stock ▪ Diana's offer price of $23.50 is below the $25.40 per share NAV that Diana itself calculated and cited in its release. It is also below the current mean and median analyst estimate of Genco's NAV of $26.60 and $27.00 per share, respectively, in a rising market(1) ▪ While Diana claims they are willing to buy Genco stock at $23.50, they have demonstrated the opposite through selling Genco stock at a price below their own NAV estimate and third-party consensus(1) ▪ Diana finally revealed after market close that they had sold less than 2% of their position in Genco before May 18, making a short-term profit ▪ Diana waited until after market close the next day to disclose that they had sold additional shares on May 18 ▪ Diana's recent sales below their own NAV estimate and third-party consensus(1) confirm they are a seller below $25.00 per share and **not a credible buyer for Genco at fair value**

(1) See page 45 for detailed breakdown of median analyst NAV estimates for Genco. Analysts include Pareto, Deutsche Bank, SEB, Clarksons and Fearnleys.

39

Genco Has Responded Appropriately to Diana Every Step of the Way x x x x x x x Engaged with Diana Adopted a Rights Plan As a Last Resort Responded Timely Hired External Advisors Formed Independent Committee Proposed Alternative Structures Offered to Interview Nominees        Dismissed Alternative Structure Talks Rapidly Accumulated Stock Formed Pact with Competitor Launched Hostile Tender under NAV Initiated Proxy Fight Issued False / Misleading Statements Sought Control Without Paying a Premium 40 Our Board continues to act in our shareholders’ best interests and remains open to engaging on any proposal that appropriately values Genco

Genco's Board Has a Record of Making the Right Choice to Maximize Shareholder Value

We Have Been Here Before And Chose The Right Path

- Genco received a lowball proposal from Star Bulk in July 2025 for ~$16 per share, in stock and cash – more than 20% below Genco's NAV at the time as calculated by Star Bulk
- Our Board reviewed the proposal and unanimously rejected it
- If the Board accepted the proposal, it would have deprived Genco shareholders of significant value
- Since that time, the value of our assets and the Company have gone up, reflecting our capital allocation priorities and execution in a strengthening market
- Star Bulk's stock has lagged Genco and peers since its poorly-timed acquisition of Eagle Bulk

GENCO'S TSR OUTPERFORMANCE SINCE STAR BULK'S ACQUISITION OF EAGLE BULK(1)


STAR BULK
53%
100%

After Engaging with Diana, Genco's Board Has Been Proven Right Again in its Approach to Diana's Proposals

- The gap between $23.50 and the appropriate valuation of Genco is significant
- Genco is an outperformer in a strengthening drybulk market – shareholders are poised to continue benefiting from the Company's strong governance and successful Comprehensive Value Strategy
- Genco's Board remains open to further engaging in good faith, if Diana puts forward a proposal that appropriately values Genco and adequately rewards all shareholders
- On May 18, 2026, Diana revealed itself as a seller of Genco stock after claiming to offer a "premium" price for Genco stock

GENCO'S VALUE NOW VERSUS WHAT DIANA AND STAR BULK OFFER(ED) SHAREHOLDERS


$16.13
$20.60
$23.50
$27.00
Star Bulk Offer - Jul 2025
Diana Proposal - Nov 2025
Diana Proposal - Mar 2026
Genco Median Analyst NAV (2)

Source: FactSet as of May 18, 2026, public and private offers made by Diana Shipping and Star Bulk.
(1) Star Bulk announced its Acquisition of Eagle Bulk on December 11, 2023.
(2) See page 46 for detailed breakdown of median analyst NAV estimates for Genco. Analysts include Pareto, Deutsche Bank, SEB, Clarksons and Fearnleys.

41

The Genco Board is Open to and Offered to Engage for a Transaction that Serves Shareholders' Best Interests

	Genco	DIANA SHIPPING INC.
Market Cap	$1.1B	$0.3B
3-Year TSR	113%	(9%)
Net LTV	20%	51%(1)
Total DWT	4.9M	4.1M
Fleet Size	44(2)	36

- A transaction below Genco's intrinsic value never has and **never will be in shareholders' best interests**
- Board determined that an **acquisition of Diana by Genco would create the most value for both companies' shareholders** – Board authorized its management team to engage with Diana on an alternative structure
- Diana **refused to constructively engage**, doubled down on its previously rejected indicative proposals and nominated a slate of unfit directors to replace our entire Board
- Genco's size, fleet composition, superior governance, lower leverage and higher valuation make it the **stronger equity investment vehicle** and the **natural acquiror**

Source: FactSet, Capital IQ as of May 18, 2026, company filings and presentations.
(1) Per Diana Shipping Q4 2025 earnings presentation.
(2) Genco's pro forma fleet composition of 44 vessels pending acquisition of one Capesize vessel that Genco has agreed to acquire.

42

III. DIANA’S TAKEOVER ATTEMPT Diana’s Inadequate Takeover Proposal 43

Diana’s $23.50 per share acquisition proposal is simply too low Diana’s proposal is significantly below Genco’s net asset value and does not include a control premium An offer at NAV would be equivalent to Genco’s hypothetical liquidation value without a control premium; Diana’s offer below NAV does not adequately compensate shareholders Diana’s proposal represented a 1% “premium” to the closing stock price the day prior to announcement Diana’s Inadequate Proposal Undervalues Genco and Is Not in the Best Interests of All Genco Shareholders 44

$25.00 $25.30 $27.00 $27.69 $28.00 Broker 5 Broker 4 Broker 2 Broker 1 Broker 3 Third Parties Agree that Genco is Performing Well and Diana’s Proposal is Too Low 45 Genco NAV Estimates Median: $27.00 “Market strength not reflected in estimates … Firm Q 1 beat from GNK, with Q 2 fixtures better than expected . We raise estimates and are ahead of consensus ... Diana’s pursuit of GNK continues … below the share price, the offer is unlikely to be accepted in our view … Expecting the positive estimate trend to continue” May 11, 2026 Recent Broker Commentary Diana Offer: $23.50 (May 19, 2026) (May 19, 2026) (May 7, 2026) (May 18, 2026) (May 11, 2026) “ Drybulk rates have performed well and last week broke out to new highs … driven mostly by the sector’s own fundamentals as opposed to geopolitical - induced capacity constraints, suggesting the “earnings quality” of this sector is the best across all segments ” May 11, 2026 “Diana’s USD 23 . 50 /share tender offer represents a 13 % discount to our NAV … as such we continue to find the offer too low and believe it does not reflect the full underlying value of Genco ” May 19, 2026 “It should be noted that the rest of our drybulk coverage space has also seen a multiple expansion during this period … we peg NAV in GNK at $ 28 / sh (incl . Q 2 cash flow) ” May 19, 2026

Star Bulk Transaction Highlights Diana's Strategic Undervaluation of Genco's Assets

Diana teamed up with another direct Genco competitor for a "fire-sale" of 16 Genco vessels for $471m, an implied ~$90m or ~16% below fair market value



Vessels to be sold at ~16% lower than their FMV
$559
$471
Broker Values (May 2026) (1)
Star Bulk Acquisition Price

Key Takeaways

- **Diana's operational and financial difficulties fundamentally impede its ability to execute anything at a fair price to Genco shareholders**
- **Forced sale of a large and modern portion of fleet at a discounted price results in meaningful value leakage for Genco shareholders to Star Bulk**
- **Such leakage diverts value that should go to Genco shareholders rather than to 3rd parties to fund Diana's proposal**

Despite Star Bulk's "partnership" with Diana, its economic interest in Diana's offer, and supportive statements by its President, Star Bulk only identified itself as a participant in Diana's proxy solicitation nearly two months after Diana announced its increased offer

(1) Based on valuations received from two third-party brokers in May 2026.

46

The President of Diana’s Partner, Star Bulk, Believes That Transactions Need to Reflect a Premium to NAV Hamish Norton President leverage, high dividend yield company In Star Bulk’s President’s Own Words: “ … it’s pretty hard to take over a shipping company at less than NAV plus some premium, because the board is going to demand basically at least liquidation value of the hard assets . ” December 11, 2025 47

Genco's Leading Drybulk Platform Commands a Control Premium

"Needless to say that Genco is a very well-run drybulk company"
– Ioannis Zafirakis, Diana Director and President on Diana's Q2 2025 Earnings Call

Compelling & Consistent Dividends

$7.16 per share

Dividends since Comprehensive Value Strategy

Highly Attractive Shareholder Returns

210%

TSR under Comprehensive Value Strategy

vs. 146% for peers and 90% for the S&P 500(1)

Industry Leading Leverage & Breakeven Levels

20%

Net Loan-to-Value

$9.8k

Cash Breakeven(2)

– lowest in peer group

Strong Shareholder Alignment

- ✓ High-quality institutional register
- ✓ High daily trading liquidity
- ✓ Limited ownership concentration

Tier-1 Governance

- ✓ Ranked in top quartile of industry on corporate governance(3)

Source: FactSet, Capital IQ, Company materials and filings. Market data as of May 18, 2026.
Note: Peer group includes Diana Shipping, Pacific Basin, Pangaea Logistics, Safe Bulkers, Seanergy, Star Bulk and Thoresen Thai agencies.
(1) Per FactSet as of May 18, 2026.
(2) Excluding drydocking CapEx.
(3) As rated by Webber Research.

48

Genco's Successful Strategy and Attractive Platform Require a Higher Valuation from Diana

Accepting an offer at $23.50 would transfer significant value from Genco shareholders to Diana

GENCO'S MARKET-LEADING MODEL

Spot Rate Exposure in a Rising Rate Environment

Genco's spot exposure provides optionality while Diana's longer-term time charters lag the strong market

Scalable Fleet in a Strong Market + Desirable Assets

Amassing a 44-vessel fleet(1) could not be replicated by Diana in the open market without unfavorably driving up vessel prices

Strong Commercial Operating Platform

Genco is an active owner-operator that unlocks excess returns in contrast to Diana's tonnage provider model – Diana would benefit from Genco's business model

Strong Balance Sheet

Genco's 20% Net Loan-to-Value vs. Diana's 51%(2)

Outsized Returns to Shareholders(3)

Genco has exceed Diana's 3- and 5-year TSR by 122% and 105%, respectively

WHAT DIANA GAINS WITHOUT PAYING A CONTROL PREMIUM:

DIANA SHIPPING INC.

- Ascension to a Top-3 U.S.-Listed Drybulk Company(4)
- Access to an Attractive Fleet in Scale
- Spot Exposure in a Strong Market
- Immediate Accretion to Diana Buying Attractive Assets at a Discount

(1) Genco's pro forma fleet composition of 44 vessels pending acquisition of one Capesize vessel that Genco has agreed to acquire.
(2) Per Diana Shipping Q4 2025 earnings presentation.
(3) Per FactSet as of May 18, 2026.
(4) Based on # of vessels.

49

42% Drybulk Peers Median 37% (5%) 5% 15% 25% 35% 45% 55% Nov-2025 Dec-2025 Jan-2026 Feb-2026 Mar-2026 Apr-2026 The Market Does Not Have Confidence in Diana’s Bid Genco shares traded in line with peers since Diana’s initial bid and through its revised proposal until Genco’s rejection of its latest offer Source: FactSet as of May 18, 2026. Note: Peer Median excludes Genco Shipping and Diana Shipping. Peers listed are Pacific Basin, Pangaea Logistics, Safe Bulkers , S eanergy, Star Bulk and Thoresen Thai Agencies. (1) Analyst consensus median per FactSet. Genco TSR vs. Peers Since Diana’s Bid 50 November 24, 2025 Diana makes initial bid of $20.60/share January 16, 2026 Diana nominates six candidates for election at Genco’s AGM March 6, 2026 Diana increases offer to $23.50/share; Genco share price declines with the drybulk peers March 19, 2026 Genco rejects revised offer November 26, 2025 Within 48 hours, Genco was trading in line with drybulk peers $20.50 Offer $23.50 Offer Jan 13, 2026 Genco’s Board unanimously rejects Diana’s offer May 7, 2026 Genco Q1 2026 earnings release: EPS of $0.26 vs. consensus of $0.07 (1) ; DPS of $0.35 vs consensus of $0.16 (1) Feb 18, 2026 Genco Q4 2025 earnings release: Dividend of $0.50/share May 18, 2026 Diana sells Genco shares Dec - 2025 Jan - 2026 Feb - 2026 Mar - 2026 Apr - 2026 May - 2026

Setting the Record Straight: Diana’s Offer As part of its campaign to take control of Genco, Diana has made numerous false and misleading statements Source: FactSet as of May 18, 2026, Diana Shipping Filings. (1) See page 45 for detailed breakdown of median analyst NAV estimates for Genco. Analysts include Pareto, Deutsche Bank, SEB, Clarksons and Fearnleys . (2) Diana publicly released estimate of Genco NAV per Diana’s press release on May 18, 2026. Diana’s Myths Facts  Diana’s offer is in line with 10 - year high price for Genco’s shares ▪ Genco shares hit a 52 - week high of $27.25 on May 12, 2026 ▪ We believe Diana’s decision to sell Genco shares raises questions of manipulation  Diana’s proposal is highly compelling at an attractive premium ▪ It’s at a meaningful discount to NAV, which is effectively the liquidation value of the fleet , and does not fully compensate Genco shareholders for the strong earning potential of the business ▪ Deprives Genco shareholders of the opportunity to capture the upside of a strengthening drybulk market  Offer represents 31% premium to Genco’s undisturbed share price ▪ Diana’s “premium” is based on an arbitrary share price from months before their $23.50 proposal and is irrelevant ▪ Genco shares have been trending in line with the peer group , capturing the strong drybulk market ▪ Genco’s share prices today is UNAFFECTED and UNDISTURBED , reflecting drybulk market fundamentals  Offer is priced at approximately 1.0x NAV ▪ Diana’s last offer is significantly below Genco’s current analyst median NAV of $27.00 (1) ▪ Diana’s offer is even below their calculation of Genco’s NAV as stated on May 18 (2) 51

Diana’s Nominees Bring Significant Risk to Genco Shareholders 52 III. DIANA’S TAKEOVER ATTEMPT

Diana is a direct competitor seeking access to Genco’s boardroom Diana is known throughout the industry and investment community for a history of poor governance practices, self - dealing and value destruction Diana also has a perplexing capital allocation track record Diana’s nominees have close ties to Diana, are unfit to serve on the Genco Board and would put Genco shareholders’ investment at significant risk 53 There is No Basis to Trust Diana to Serve on the Genco Board Diana has opposite interests from other Genco shareholders, and there are no reasons to believe its nominees will “do the rig ht thing”

Selected Diana Dealings Approved by the “Independent” Board 54 Diana: “So long as our CEO continues to own a significant amount of our equity…she will continue to be able to exercise considerable influence over our decisions” (1) Source: Diana Shipping Filings. (1) Per Exhibit 4.8 of Diana’s 20 - F filed on March 13, 2026 and other Diana Shipping filings. Issue preferred stock for company control Business deals with private entities controlled by CEO Excessive equity grants to management, diluting other shareholders How long before Diana’s “Independent” Nominees do the same at Genco? 1 2 3

Diana Leadership's Consistent History of Seizing Effective Control Without Paying Premiums

2019: Diana Issued Super-Vote Class C Shares to its Chair(1)



Simeon Palios
Chair & Former CEO, Father of Semiramis

$1.1M
≈ 0.35% of market cap at issuance

9% Vote Power
via Class C Share issuance
1,000 votes *per share*

DIANA SHIPPING INC.

2021: Diana Issued Super-Vote Class D Shares to its CEO(2)



Semiramis Paliou
Director and CEO, Daughter of Simeon

$360K
≈ 0.07% of market cap at issuance

36% Vote Power
via Class D Share issuance
200,000 votes *per share*

DIANA SHIPPING INC.

REPEATED ACTIONS BY DIANA LEADERSHIP

DIANA SHIPPING INC.

- No Explanatory Press Release
- No Clear Benefit For Common Stock Holders
- No Public Fairness Opinion
- No Vote For Common Stock Holders

OCEANPAL Inc.

2021: OceanPal Issued Super-Vote Series B Shares to Diana(3)

DIANA SHIPPING INC.





Palios Family and Insiders held majority control of Diana at spin-off

FREE - Issued upon spin off

34% Vote Power
via Series B Share issuance
2,000 votes *per share*

OCEANPAL

2023: OceanPal Issued Super-Vote Series E Shares to the Palios Family(4)



Semiramis Paliou
Director and CEO of Diana Shipping

$35K
≈ 0.39% of market cap at issuance

Additional 15% Vote Power
via Series E Share issuance
25,000 votes *per share*

OCEANPAL



Semiramis Paliou
Chairperson

Source: Diana Shipping Filings, FactSet as of May 18, 2026.

(1) Per Diana's 6-K filed on February 6, 2019 and 20-F filed on March, 12, 2019. Vote Power calculation based on shares outstanding per the 20-F filed a little more than a month after the 6-K disclosing the Class C issuance.

(2) Per Diana's 6-K filed on June 22, 2021 and 20-F filed on April 27, 2022.

(3) Per OceanPal's 20-F filed on April 7, 2022 and Diana's 20-F filed on April 27, 2022.

(4) Per OceanPal's 20-F filed on April 15, 2024 and Diana's 20-F filed on April 5, 2024.

55

▪ Diana pays Steamship Shipbroking Enterprises, Inc. millions for ship brokerage services and commissions on vessel sale and purchase transactions ▪ Diana pays Altair Travel Agency S.A. millions for travel related services ▪ Both Steamship and Altair are entities controlled by Diana’s CEO Paliou ▪ The same related - party transactions were replicated at OceanPal , which paid the same entities for $10M+ since its 2021 spin - off ▪ Diana’s insiders could be incentivized to have its nominees enter this kind of arrangement if they get on the Genco Board ▪ Ms. Paliou herself could stand to gain significantly if Diana’s handpicked directors gain control of Genco’s Board and enter into similar related - party arrangements Self - Dealing & Self - Enrichment as a Pattern of Diana’s Behavior Diana’s arrangements with Steamship and Altair demonstrate how Diana transfers value to its principals at the expense of othe r s hareholders Source: Diana Shipping Filings, further details are included in the Appendix. (1) Based on Diana’s market cap of $331m on May 18, 2026 per FactSet. (2) Per Exhibit 4.8 of Diana’s 20 - F filed on March 13, 2026. 56 Since 2015, Diana paid a total $60M+ to Steamship and Altair , or nearly 20% of Diana’s market cap today (1) DIANA AND STEAMSHIP HAVE A “PERMANENT RELATIONSHIP” “ Because of their permanent relation the Company [Diana] shall pay the Broker [Steamship] a lump sum commission in the amount of United States Dollars $325,000 per month…” “If the Broker [Steamship] terminates this Agreement within six (6) months following a Change of Control [at Diana] , the Broker shall receive a payment equal to five (5) years' annual commission .” – Diana’s Agreement with Steamship (2) Equates to ~$20m or ~6% of Diana’s Market Cap (1)

As a Public Company, Diana Has Poor Corporate Governance

- **ISS** has recommended **AGAINST / WITHHOLD** on a number of Diana Board proposals / nominees for **12** consecutive years since CEO Semiramis Paliou joined the Board in 2015
- **CEO Paliou has a dominant position** in the company through super-voting Series D with **200,000 votes** and Series C with **1,000 votes** per share(1)
- With the help of insider super-voting shares in 2023, **Diana eliminated the ability of shareholders to amend their bylaws or call special meetings** except for failure to timely hold annual meetings(2)
- **Related-party transactions** amount to **>$60m** since the CEO joined the Board(3)
- Adopted **shareholder rights plans lasting 18 years**(4) without shareholder vote
- Granted **non-performance based equity awards** to executives and directors for **7%**(5) of the shares outstanding valued at **$20m** in February 2026
- All this while Diana has cost its shareholders by underperforming the drybulk median by **95%** in the last 5 years(6)

AS THEY DISCLOSE IN THEIR OWN FILINGS, DIANA'S INTERESTS ARE NOT IN LINE WITH YOURS

Source: Diana Shipping filings and website, ISS Proxy Research Reports.
(1) Refer to page 55 for details.
(2) See Exhibits 99.2 and 99.3 of Diana's 6-K filed on April 18, 2023 and Exhibits 1.1 and 1.2 to Diana's 20-F filed April 5, 2024.
(3) Refer to page 56 and the Appendix for details.
(4) Diana adopted a 10-year pill in January 2016 that was set to expire in January 2026 but Diana renewed the plan in February 2024 to run until January 2034.
(5) Per Diana Shipping's 2025 20-F: On February 25, 2026, the Board approved the award of 7.75m shares of restricted common stock to executive management and non-executive directors, fair value of which was $20m.
(6) Peer Median excludes Genco Shipping and Diana Shipping. Peers listed are Pacific Basin, Pangaea Logistics, Safe Bulkers, Seanergy, Star Bulk and Thoresen Thai Agencies.

57

Source: FactSet, Diana Shipping Filings as of May 18, 2026. Perplexing Deviations from Corporate Strategy 58 (70%) (50%) (30%) (10%) 10% 30% 50% Jul-2022 Dec-2022 May-2023 Oct-2023 Mar-2024 Aug-2024 Jan-2025 Jun-2025 Nov-2025 Apr-2026 November 20, 2023 Announces pro - rata distribution of warrants to purchase common stock October 23, 2023 Offshore wind JV ordered 2 CSOVs + 2 options January 22, 2024 Offshore wind JV exercised option to acquire 2 additional NB CSOVs March 21, 2025 Ecogas Holding AS JV, 80% equity interest in the construction of 2 x 7,500 cbm semi - refrigerated LPG NBs with options for 2 additional vessels August 11, 2022 Announced acquisition of 9 x Ultras from Sea Trade Holdings Diana’s capital allocation decisions have been a series of missteps during the strongest drybulk market in decades Below is a summary all of which occurred following the appointment of Semiramis Paliou as Diana’s CEO in 2021: ▪ Acquisition of Ultra fleet above market while issuing shares below NAV diluting shareholders ▪ Offshore wind JV ▪ Warrant distribution ▪ LPG JV Diana’s (34%) TSR Since August 11, 2022 – First Major Capital Allocation Transaction under CEO Paliou

113% (9.0%) DIANA’S STOCK VALUATION IS AMONG THE LOWEST IN THE DRYBULK PEER GROUP Diana’s Strategy Does Not Work 59 . DIANA IS NOT CAPTURING UPSIDE IN THIS STRONG MARKET – ESSENTIALLY BREAKING EVEN (1) $16,883 $17,670 FCF Breakeven TCE DIANA’S MARKET CAP IS MOSTLY GENCO STOCK AND CASH (2) Investors attribute minimal value to Diana’s core operations Without Diana’s Genco investment, Diana’s core ops. would have generated a net loss in Q4 2025 in a strong drybulk market Due to poor capital allocation and governance Source: Company filings and presentations , FactSet and Capital IQ as of May 18, 2026. (1) Amounts per Diana Shipping Q4 2025 presentation filed on February 26, 2026. (2) Per Diana Shipping’s 20 - F filed on March 13, 2026 and Diana’s Form 4 filed on May 18, 2026. Diana’s 3 - year TSR is 122% worse than Genco’s $331 ($154) ($104) $73 Diana Headline Market Cap Stake in Genco Cash Remaining

123% Drybulk Peers Median 114% 18% (50%) 0% 50% 100% 150% May-21 Nov-21 May-22 Nov-22 May-23 Nov-23 May-24 Nov-24 May-25 Nov-25 May-26 Diana Has Significantly Lagged Genco and Peers in the Last 5 Years Source: FactSet as of May 18, 2026. Note: Peer Median excludes Genco Shipping and Diana Shipping. Peers listed are Pacific Basin, Pangaea Logistics, Safe Bulkers , S eanergy, Star Bulk and Thoresen Thai Agencies. (1) Per latest Webber Research. TSR – Last 5 Years 60 Comments from Webber Research… (1)  “ Risk premiums associated with poor governance and capital discipline should continue to widen”  “We know some make the argument that conflicted or related - party structures may have competitive G&A, OpEx or other efficiencies – a position held almost exclusively by direct beneficiaries of those structures or their representatives”  “While that may be true in select cases, it is also beside the point (at best) and misdirection (at worst)”  “We believe whether or not a related party structure is being abused is simply a debate public equity investors shouldn’t have to entertain and certainly not for free”

We Believe Diana's Nominees Have Inextricable Ties to Diana or Star Bulk and Expose Genco's Shareholders to Their Agendas



Diana connection
Star Bulk connection
Interconnection
DIANA SHIPPING INC.
Chair, Former CEO Palios
Dir., CEO Paliou
Dir., President Zafirakis
Dir. Chao
Dir. Papatrifon
Dir. Margaronis
Dir. Kontoyannis
Dir. Riris
Dir. Morecroft
Agreement to buy Genco
Diana's IPO Advisor
Father & Daughter
OCEANPAL Inc.
Sister
STAR BULK
CEO, Dir. Pappas
President Norton
MARITIME OPTIMA
"Ambassador" Investor
Director of JV
Wilhelmsen
Former Director
Director
GLOBAL MARITIME FORUM
Director
Dir. at Portfolio Companies
WAH KWONG
MARITIME TRANSPORT HOLDINGS LIMITED
Executive Chairman
Co-Founder
Quintana Shipping Ltd.
Co-Founder
CFO
EXCEL
EXCEL MARITIME CARRIERS LTD
Co-Founder, Dir., CFO
Chief Legal Officer
Brother
Previous Advisor to Star Bulk
Clarksons Platou
Gustav Brun-Lie
Jens Ismar
Chao Sih Hing Francois
Paul Cornell
Viktoria Poziopoulou
Quentin Bruce Soanes
Western Bulk
Previous Client
Diana Dissident Nominees

Source: Publicly available information, Diana's Nomination Notice dated January 16, 2026.

61

Diana’s Nominees Do Not Meet Genco’s Board Standards Shareholders Should NOT Trust Diana’s Choice of Who Should Steward Your Investment Viktoria Poziopoulou Quentin Bruce Soanes Paul Cornell Gustave Brun - Lie Jens Ismar 62 Chao Sih Hing Francois ▪ Our Board believes that Diana’s nominees are not fit to serve on the Genco Board, given their inextricable ties to Diana’s and Star Bulk’s leadership and agenda ▪ Other directors seem to have their own agendas that could conflict with the goal of maximizing value for Genco shareholders − Chao Sih Hing Francois runs a drybulk company that is a competitor of Genco, which could lead to conflicts of interest and regulatory issues ▪ The Board also determined that the nominees do not bring substantive skills or experiences that are not already present on the highly - qualified Genco Board ▪ Certain candidates have records of bankruptcy and shareholder value destruction in the shipping industry − Gustave Brun - Lie oversaw the destruction of more than 80% (1) of the shareholder value during his ~3 years as CEO of Statt Torsk ASA, before merging with a sector competitor at a near all - time low share price − Jens Ismar led Western Bulk into bankruptcy ▪ None of Diana’s nominees have credible U.S. - listed board experience ‒ Paul Cornell is Diana’s only nominee that has served on a U.S. - listed company board , for a total of ~1 year ‒ ISS issued a WITHHOLD recommendation against his candidacy (2) during the approximately one year that Cornell served on Excel Maritime’s Board in 2008 Source: Company websites, FactSet, and available ISS Proxy Research Reports. (1) From NOK2.50 at IPO on 4/23/2021, to NOK0.53 on 2/1/2024, the last trading date per FactSet. (2) Per ISS’ Reports for Excel Maritime Carriers Ltd.’s 2008 and 2009 AGMs released on Sep 2, 2008 and Sep 14, 2009.

Meaningful risks to Genco shareholders if Diana’s nominees gain control of the Genco Board: Adding Diana’s Nominees to Genco’s Board Presents Significant Risk to Genco Shareholders 63 ▪ Approve a transaction at or below $23.50 or an alternative transaction even less attractive to Genco shareholders ▪ Subject Genco shareholders to poor governance that benefits Diana management and insiders at the expense of public shareholders ▪ Implement the self - dealing and related - party transactions that are common at Diana ▪ Implement an ill - advised revenue generation strategy like Diana’s, which has cost Diana shareholders significant value and rendered Dian a incapable of capturing upside in a strengthening drybulk market ▪ Apply the same capital allocation decisions, including higher leverage and lower dividends , that Diana has implemented over the last five years that have destroyed shareholder value Diana and its nominees are not trustworthy, even their minority representation would be harmful: ▪ Diana’s handpicked nominees are not additive to Genco’s Board ▪ Have close connections to Diana and Star B ulk ▪ Could promote Diana’s agenda , which is contrary to the best interests of Genco shareholders ▪ Potentially create a conduit for competitors to gain access to Genco’s confidential business information, strategic plans and key relationships; that undercuts Genco’s competitive advantage ▪ Potential to derail Genco’s proven strategy through boardroom dysfunction and delay critical strategic decisions THERE IS NO BASIS FOR ARGUING THE NEED FOR CHANGE IN THE GENCO BOARD NOR ANY COMPELLING RATIONALE FOR ADDING A DIANA NOMINEE TO THE BOARD

Setting the Record Straight: Diana’s Nominees As part of its campaign to take control of Genco, Diana has made numerous false and misleading statements Source: Diana Shipping Filings. Diana’s Myths Facts  Diana’s nominees will be “objective” and “independent” in considering Diana’s proposal, to maximize value for Genco shareholders ▪ Diana’s nominees are deeply interconnected with Diana’s Board and CEO and may advance Diana’s agenda to take control of Genco without paying an appropriate price ▪ As a hostile acquiror, Diana’s interests are in direct conflict to the interests of other Genco shareholders ▪ Diana’s history with its own shareholders is filled with examples of self - dealing, to the detriment of other shareholders  Diana’s nominees are highly qualified ▪ Diana’s nominees have an aggregate of approximately one year of experience serving on the board of a U.S. - listed company ▪ They do not possess the required skill and expertise to be on the Board of Genco ▪ Many have histories of value destruction of the companies they led  Genco should conduct a process to explore strategic alternatives ▪ Genco has formed a special committee of independent Directors and hired external advisors , including financial advisors to assist with valuation ▪ Through this process, the Board concluded that Diana’s proposal UNDERVALUES Genco and is inadequate ▪ Genco is continuing to creating value and position to capture further upside from the strong drybulk market, which is the path that the Board has determined to be the most value enhancing ▪ Genco regularly evaluates its capital allocation strategy ▪ We do not believe a shareholder resolution mandating Board exploration of such strategic alternatives in the way Diana propos es is valid under applicable law  Genco Directors are not open to engage constructively ▪ Genco Board is fully open to and ready to engage for a viable transaction that will maximize value for Genco shareholders and benefit shareholders of both companies ▪ Genco has offered multiple times to engage with Diana on any transaction that is in the interests of Genco shareholders  Diana’s nominees should not be interviewed by the Genco Board ▪ It is the fiduciary duty of the Nominating & Governance Committee and best governance practice for the Committee to conduct diligence to confirm if any director candidates meet the required standards to serve on the Genco Board  Genco Board adopted a shareholder rights plan without shareholder approval ▪ Genco Board adopted the rights plan in accordance with its fiduciary duties to protect the interests of all Genco shareholders when Diana quickly amassed a nearly 15% stake ▪ Genco Board adopted a short - term rights plan at the time and is putting the plan to a shareholder vote at this AGM ▪ In contrary, Diana Board adopted a rights plan for 18 years which was never put to a shareholder vote and received negative recommendations from ISS for 12 consecutive years 64

Diana’s Interests are Wholly Opposite to Genco’s Public Investors DO NOT LET DIANA SHIPPING MISGUIDE YOU: ITS INTERESTS AND NOMINEES ARE NOT ALIGNED WITH GENCO SHAREHOLDERS Interests of x FULLY REALIZE Genco share price potential x CONSISTENT QUARTERLY DIVIDENDS x Business with EARNING POWER and optionality x Management team with PROVEN STRONG strategic and EXECUTION ability x U.S. shipping company reporting with FULL TRANSPARENCY  Take CONTROL of Genco and its assets CHEAPLY  Gain access to Genco’s PRISTINE balance sheet WITHOUT PAYING ADEQUATELY  Utilize Genco’s commercial strategy to capture drybulk upside that it’s missing under Diana’s FLAWED PRICING STRATEGY  Continue to BENEFIT DIANA INSIDERS at the EXPENSE of public shareholders 65 Interests of Shareholders

IV. VOTE “FOR” GENCO’S NOMINEES AND PROPOSALS ON THE WHITE PROXY CARD TODAY 66

Protect your Genco Investment by Voting FOR Genco’s Nominees on the WHITE proxy card 67 Vote FOR Genco’s Nominees ▪ Genco has a strong platform with premium earning assets, executing a strategy that has enabled Genco to outperform and positions the Company well to drive even more value in a strengthening drybulk market ▪ Genco’s highly qualified Board and management team have a proven track record of delivering strong returns and value to shareholders ▪ Diana is seeking to take control of Genco through inadequate acquisition proposals and is nominating its handpicked nominees to replace the Genco Board ▪ If elected, Diana’s nominees would put the investment of Genco shareholders at risk: − We believe Diana’s goal is to maximize value for itself, NOT for other Genco shareholders − Many of Diana’s nominees have close ties to Diana or its leadership and adding even one of them to the Board could present risks to Genco shareholders ▪ The Genco Board remains open to engaging constructively with Diana and has repeatedly offered to do so ▪ Genco’s Board remains committed to maximizing v alue and acting in the best interest of all Genco shareholders The Annual Meeting is not a vote on Diana’s $23.50 proposal It is a choice between GENCO’S HIGHLY QUALIFIED Board, which has a proven track record of delivering strong returns and value to shareholders, and a handpicked slate of directors by DIANA, a direct competitor with an interest that CONFLICTS with other GENCO INVESTORS

Genco’s Board Adopted a Rights Plan to Protect Genco Shareholders Designed to Protect Genco Shareholders’ Best Interests ▪ Does not prevent a company from making an acquisition proposal or prevent the Board from reviewing one ▪ Deters a creeping acquisition of control ▪ Limits a single shareholder from disenfranchising other shareholders (especially given the lower voting percentage at Genco’s AGMs) ▪ Enhances the Board’s ability to respond to unsolicited acquisition proposals ▪ Encourages good faith negotiations ▪ Deters an acquirer from seeking control opportunistically in the event of adverse market conditions Structured to be Shareholder Friendly ▪ Limited in duration ▪ Following shareholder feedback, has an increased threshold for non - passive investors to 15% beneficial ownership ▪ Submitted for shareholder vote at the 2026 annual meeting for ratification and extension Necessary in Response to Diana’s Rapid Accumulation of Genco Stock ▪ The Board exercised restraint in adopting the rights plan and only did so following Diana’s rapid accumulation of stock (above 10%) and when Diana appeared to improperly disclose its stake building ▪ Diana disclosed purchasing nearly 5% of Genco’s stock on a single day “in the market through brokers”, but the price and number of shared Diana reported significantly exceeded the reported trading price and volume on the day, which raises very serious questions about the timing and accuracy of Diana’s disclosures THE GENCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE RATIFICATION OF THE COMPANY’S SHAREHOLDER RIGHTS AGREEMENT 68

Diana’s Proposal to Explore Strategic Options is Unnecessary and Serves to Advance Its Inadequate Proposal We believe voting for this proposal is not in the best interests of Genco shareholders given: THE GENCO BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT SHAREHOLDERS VOTE “AGAINST” THE STRATEGIC REVIEW PROPOSAL ▪ The Board regularly evaluates proposals for strategic options available, which includes whether to deviate, modify and continue the Comprehensive Value Strategy that has enabled the Company to deliver substantial returns and outperform shipping peers over the past 1, 3 and 5 years ▪ In evaluating and rejecting the proposal, the Board retained outside legal and financial advisors and conducted a deeper view of the Company’s strategic options ▪ Adopting this proposal would effectively be forcing the Company through a sale process, which will be extremely distracting and potentially value destroying at a time when Genco is capitalizing on the rising drybulk market under our successful strategy, depriving our shareholders of the opportunity to realize full value with the industry momentum ▪ The purpose of this proposal is only to serve to advance Diana’s inadequate agenda 69 “ The Participants [including Diana, its nominees and Star Bulk] may be deemed to have a material interest in each of the Diana Proposals to the extent that the election of any of the Diana Nominees, or the adoption of the By - Law Repeal Proposal, would have the effect of facilitating the Acquisition Proposa l , which could result in the Participants (and/or affiliates thereof) and their partners beneficially owning 100% of the Common Stock or of the Company’s assets. Further, … the Participants may be deemed to have an interest in the Diana Proposals that are different from or in addition to those of other holders of the Common Stock . .” – p.29 of Diana’s Definitive Proxy Statement Diana has not suggested any changes to Genco’s strategy !

70 Vote the WHITE Proxy Card Today ▪ FOR Genco’s nominees ▪ FOR the ratification of the shareholder rights plan ▪ FOR all other management proposals ▪ WITHHOLD on all of Diana’s nominees ▪ AGAINST on Diana’s strategic alternative proposal ▪ AGAINST on Diana’s by - law repeal proposal Protect your Genco Investment by Voting FOR Genco’s Nominees on the WHITE proxy card TODAY

V. APPENDIX 71

Genco’s Best - in - Class Board John Wobensmith Chairman & CEO Director Since 2021 Kathleen Haines Lead Independent Director Director Since 2017 John C. Wobensmith has served as a director of Genco since May 29, 2021, Chairman of the Board since August 26, 2025, our Chief Executive Officer since March 23, 2017, and our President since December 19, 2014. From April 2005 until his appointment as President, he served as our Chief Financial Officer and Principal Accounting Officer. From 2010 until Baltic Trading’s merger with our Company on July 17, 2015, Mr. Wobensmith served as President, Chief Financial Officer, Principal Accounting Officer, Secretary and Treasurer of Baltic Trading. He was given the additional title of Chief Executive Officer of Genco on March 23, 2017. He also served as a director of Ultrapetrol (Bahamas) Limited, a marine transportation company, from 2016 to 2017. Mr. Wobensmith has over 25 years of experience in the shipping industry. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., now known as AMA Capital Partners, LLC, a shipping and offshore merchant bank and advisor. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. Mr. Wobensmith has a Bachelor’s Degree in economics from St. Mary’s College of Maryland. He also was appointed by the Governor of Maryland and currently serves on the Board of Trustees and as Treasurer of the Board at St. Mary’s College of Maryland. Mr. Wobensmith holds the Chartered Financial Analyst designation. As a result of these and other professional experiences, Genco believes Mr. Wobensmith possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience. Kathleen C. Haines has served as a director of Genco since May 17, 2017, and was appointed as Lead Director in August 2025. In January 2025, she joined the Advisory Board of Veer.voyage , a startup company incorporated in the Bahamas and a tonnage provider of zero emission ships. From 2021 until 2024 she served on the Advisory Board of Sea Machines Robotics, a privately held company in Boston, Massachusetts. She served as Chief Financial Officer and Treasurer of Heidmar Inc. (“ Heidmar ”), a privately held company that commercially manages a fleet of oil tankers, from July 2012 until May 2020. She was also a member of the Executive Committee of Heidmar , which was responsible for the strategy of the company as well as marketing efforts. Prior to and after her time at Heidmar , Ms. Haines has served as the Principal of Holbridge Capital Advisors, a financial consulting and investment firm specializing in the maritime industry. During 2010, she served as the Chief Financial Officer of Asia Pacific Carriers, based in Hong Kong. From May 2007 to May 2008, she was the Chief Executive Officer of the transition company created following the sale of OMI Corporation, a U.S. - based NYSE - listed international shipping company. Ms. Haines served as the Chief Financial Officer of OMI Corporation from 1998 until its sale. Ms. Haines was a board member of OSG America LLC from 2007 until it was reacquired by its parent company in 2009 and served as Chair of the Audit Committee and a member of the Conflicts Committee. She currently serves on the Board of Trustees of the Seamen’s Church Institute as Audit Chair and is a member of the Finance and Endowment Committee as well as the Governance/Nominating Committee. She is the Treasurer and a founding board member of the U.S. affiliate of Women’s International Shipping and Trading Association. Ms. Haines is a CPA. As a result of these and other professional experiences, Genco believes Ms. Haines possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience. 72

Genco’s Best - in - Drybulk Board (Cont’d) Basil Mavroleon Independent Director Director Since 2015 Arthur Regan Independent Director Director Since 2016 Basil G. Mavroleon has served as a director of Genco since July 17, 2015. Mr. Mavroleon served as a director of Baltic Trading from March 15, 2010 until Baltic Trading’s merger with our Company on July 17, 2015. Mr. Mavroleon also served as a director of our Company from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 56 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty - five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Mr. Mavroleon was, from October 2015 to May 2026, a director of Pyxis Tankers, Inc. where he served on the audit committee and the nominating and corporate governance committee. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Piraeus, Greece. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is on the advisory board of NAMMA (North American Maritime Ministry Association), is a director emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, honorary director of the Connecticut Maritime Association Education Foundation (CAMEF), and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT. As a result of these and other professional experiences, we believe Mr. Mavroleon possesses knowledge and experience regarding the shipping industry, ship finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience. Arthur L. Regan has served as a director of Genco since February 2016 and was our Executive Chairman from November 2016 until May 2021. Since 2022, Mr. Regan has been the Chief Executive Officer of Energos Infrastructure, which owns and operates marine infrastructure assets principally focused on LNG floating storage and regasification import terminals located in multiple countries globally primarily on long - term government utility linked contracts. From 2018 to 2021, Mr. Regan was the Executive Chairman of Chembulk Tankers, an owner of specialized international chemical transport vessels and was appointed to the position by its private equity owners KKR Investments and York Capital Holdings. From 2010 to 2018, Mr. Regan was the President, Chief Executive Officer and a Director of Principal Maritime Management, LLC, a wholly owned portfolio company of Apollo Global Management. Mr. Regan has more than 35 years of experience in the shipping industry in executive roles, including as President and Chief Executive Officer of Arlington Tankers Ltd. from 2004 to 2008, which was listed on the New York Stock Exchange. Mr. Regan is a graduate of the State University of New York Maritime College at Fort Schuyler with a Bachelor of Science degree in Marine Transportation and Management. Mr. Regan began his shipping career sailing as an officer on merchant tankers and drybulk vessels for over ten years, completing his sea service as Master Mariner. He is currently a Member of the North American Panel Committee of the vessel classification society and maritime industry advisor DNV - GL. As a result of these and other professional experiences, Genco believes Mr. Regan possesses knowledge and experience regarding general business, finance, and the shipping industry that strengthen the Board’s collective qualifications, skills and experience. 73

Genco’s Best - in - Drybulk Board (Cont’d) Karin Orsel Independent Director Director Since 2021 Paramita Das Independent Director Director Since 2024 Karin Y. Orsel has served as a director of Genco since March 22, 2021. Ms. Orsel is the Chief Executive Officer and founder of MF Shipping Group, which she established in 1994. She has over 33 years of experience in the maritime industry. MF Shipping Group provides technical management services to a fleet of more than 50 vessels, including oil product and chemical tankers, multipurpose vessels, self - unloaders, and cement carriers. In connection with these activities, Ms. Orsel has served for more than 20 years as managing director of several ship - owning companies. Ms. Orsel began her career in the shipping industry at the age of 18 with Sandfirden Rederij B.V., where she served as Financial Manager. She currently holds a number of industry governance and representative roles, including membership in the Presidency of the European Shipowners (ECSA), board membership and former presidency of the Royal Association of Netherlands Ship - owners (KVNR), board membership of the International Chamber of Shipping (ICS), council membership of the International Association of Independent Tanker Owners (INTERTANKO), and membership of BIMCO. She also serves as Honorary Consul of Norway. Ms. Orsel is a former Chair of the International Seafarers’ Welfare and Assistance Network (ISWAN) and acts as an Ambassador for the Women’s International Shipping & Trading Association (WISTA). Ms. Orsel has received multiple industry recognitions, including Female Entrepreneur of the Year (Netherlands, 2009), an Honorary Degree from Massachusetts Maritime Academy (2017), the Tanker Industry Leader Award (2019), the Seatrade Award (2021), and the IMO Gender Equality Award (2025). She holds a Bachelor of Arts in Economic & Administrative Education from Winschoter College in the Netherlands. As a result of these and other professional experiences, Genco believes Ms. Orsel possesses knowledge and experience regarding the shipping industry, finance, and general business matters that strengthen the Board’s collective qualifications, skills and experience. Paramita Das has served as a director of Genco since March 8, 2024. Ms. Das has served as the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer of Stardust Power Inc. from September 2024 through November 2025. Previously, Ms. Das served as the Global Head of Marketing, Development and ESG (Chief Marketing Officer) Metals and Minerals at Rio Tinto, a global mining group, from June 2022 through February 2024. She served in various roles of increasing responsibility at Rio Tinto, including as President of Rio Tinto Nickle Inc. (renamed Rio Tinto Commercial Americas Inc), President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. since 2019; General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office from 2018 to 2022, and Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from 2016 to 2017. Prior to her tenure at Rio Tinto, Ms. Das served as Chief Strategy Officer for Consortium of Sumitomo Corporation, Itochu Corporation, UACJ Consortium and Head of Strategic Planning & Performance at BP. Ms. Das has served on the Board of Coeur Mining, Inc. since May 2023, Toromont Industries since November 2024 and has served on the Advisory Board of TerraDX, a company in the business of AI - backed, geoscience - based metals exploration since March 2024. She earned a Master of Business Administration from the University of Louisville, Executive Education from University of Chicago and a Bachelors from Guru Govind Singh Indraprastha University. As a result of these and other professional experiences, Genco believes Ms. Das possesses knowledge and experience regarding commodities markets, ESG matters, and general business matters that strengthen the Board’s collective qualifications, skills and experience. 74

Genco Is Continuing to Deliver Strong Results

A superior drybulk platform driven by performance and attractive underlying dynamics

Capital allocation + shareholder return update

Dividends	Q1 2026: $0.35/share 27th consecutive quarterly dividend *(Our Comprehensive Value Strategy has cumulative dividends of 7.16/share – approximately 29% of our current share price[(1)])*
Growth	Took delivery of two 2020-built Newcastlemax vessels in March Agreed to purchase one 2019-built Capesize vessel to be delivered in June
Leverage	Net loan-to-value of 20%[(2)] Continues to assess accretive growth opportunities with $350m of undrawn revolving credit facility availability

Financial Performance

$9.3m	Q1 2026 net income or $0.21/share Adjusted net income of $11.3m or $0.26 basic and dilution earnings per share
$36.2m	Q1 2026 adjusted EBITDA[(3)]
$19,346	Q1 2026 fleet-wide Time Charter Equivalent ("TCE") [(3)]

(1) Share price referenced is as of May 18, 2026.
(2) Net loan-to-value represents the principal amount of our credit facility debt outstanding ($330m) less our cash and cash equivalents ($55m) as of March 31, 2026 divided by estimates of the market value of our 44-vessel fleet owned at quarter-end ($1,404m), as received from two independent third-party brokers on April 15, 2026, shown for illustrative purposes only). The net loan-to-value figure presented is calculated based solely on the foregoing components as of the stated dates and may vary based on components as of a later date. VesselsValue.com is a third-party data provider not affiliated with the Company. Other methods exist for determining the market value of vessels, and estimating the market value of vessels is inherently uncertain. Accordingly, the actual market value of our vessels may vary.
(3) We believe the non-GAAP measure presented provides investors with a means of better evaluating and understanding the Company's operating performance. Please see page 86 for a reconciliation for Q1 2026 EBITDA and age 87 for a reconciliation for Q1 2026 TCE.

75

Self - Dealing & Self - Enrichment as a Pattern of Diana’s Behavior ▪ Diana and OceanPal pays Steamship Shipbroking Enterprises, Inc. for ship brokerage services and commissions on vessel sale an d p urchase transactions ▪ Diana pays Altair Travel Agency S.A. for travel related services Diana’s arrangements with Steamship and Altair demonstrate how Diana transfers value to its principals at the expense of othe r s hareholders Source: Diana Shipping and OceanPal 20 - Fs dating back to 2016 and 2021, respectively. 76 OceanPal Related - Party Payments ($ 000s) Year Altair Steamship Total 2021 (Partial) $0 $178 $178 2022 $0 $2,209 $2,209 2023 $55 $2,958 $3,013 2024 $63 $3,347 $3,410 2025 (H1) $26 $1,755 $1,781 Total $144 $10,447 $10,591 Diana Related - Party Payments ($ 000s) Year Altair Steamship Total 2015 $2,747 $1,302 $1,302 2016 $2,343 $1,680 $1,680 2017 $2,258 $1,800 $1,800 2018 $2,316 $1,850 $1,850 2019 $2,062 $1,998 $1,998 2020 $1,908 $3,229 $3,229 2021 $2,338 $4,021 $4,021 2022 $2,644 $4,528 $4,528 2023 $2,587 $4,806 $4,806 2024 $2,759 $4,637 $4,637 2025 $2,743 $4,267 $4,267 Total $26,705 $34,118 $60,823

Diana's Playbook

Category	DIANA SHIPPING INC.	OCEANPAL Inc.	Genco
Semiramis Paliou's title	CEO + Director	Chair	Wanted to be Chair of Genco
Preferred shares to Diana CEO	✓	✓	?
Dealings with Ms. Paliou's Private Entities	✓	✓	
Perplexing Capital Allocation Decisions	✓ Wind, LPG, warrants, new buildings, tenders, etc.	✓ Turned from shipping company to crypto treasury company	
3-Year TSR	(9%)	(99.6%)	

In Diana's own words…(1)

- **"Certain existing shareholders will be able to exert considerable influence over matters on which our shareholders are entitled to vote"**
- "Through her beneficial ownership of common shares and shares of Series C Preferred Stock and Series D Preferred Stock, Ms. Paliou controls 36% of the vote of any matter submitted to the vote of the common shareholders"
- "Ms. Paliou and the entities controlled by Ms. Paliou…are able to influence the outcome of matters on which our shareholders are entitled to vote, including the election of directors and other significant corporate actions."
- "This concentration of ownership may have the effect of delaying, deferring or preventing a change in control, merger, consolidation, takeover or other business combination."
- "This concentration of ownership could also discourage a potential acquirer from making a tender offer or otherwise attempting to obtain control of us, which could in turn have an adverse effect on the market price of our shares."
- "So long as our CEO continues to own a significant amount of our equity…she will continue to be able to exercise considerable influence over our decisions"
- "The interests of these shareholders may be different from your interests"

Source: Clarksons, FactSet and Capital IQ as of May 18, 2026.
(1) Per Diana's 20-F filed on Mar 13, 2026.

77

Genco and Diana Run Their Companies Very Differently

Category	Genco	Diana Shipping Inc.
Market Cap / Daily Volume	~$1,100m / 11m	~$300m / $2m
Fleet Size *(on the water)*	44(1) ships, average age of 12 years (Newc, Cape, Ultra, Supra)	36 ships, average age of 12 years (Newc, Cape, Post-Pana, Kamsar, Pana, Ultra)
Net LTV	20%(2)	51%(2)
Capital Allocation Strategy	Focus on dividends, deleveraging and growth Pure play drybulk	Undefined Pay a $0.01/share quarterly dividend, various scattered investments including wind, equities and NBs
Revenue Generation Strategy	Active owner-operator, spot trading – capturing strong drybulk market, driving alpha over and above benchmark indices	Tonnage provider, unsophisticated – rolling medium- to long-term period TCs without a strategic view and irrespective of market conditions – lagging strong drybulk market
CF Breakeven (ex. drydocking)	~$10k	~$16k
5-Year TSR	123%	18%
Ownership Structure	High free float	Heavy concentration of management + BOD ownership along with preferred structure
Related Party Transactions	No	Yes

Source: FactSet, Company websites as of May 18, 2026.

(1) Genco's pro forma fleet composition of 44 vessels pending acquisition of one Capesize vessel that Genco has agreed to acquire.

(2) Per Genco's latest company disclosure; and per Diana Shipping Q4 2025 earnings presentation, respectively.

78

Genco and Diana Run Their Companies Very Differently *(Cont'd)*

Category	Genco	Diana Shipping Inc.
Executive Nepotism	No	Yes – current CEO is the daughter of DSX founder and chairman
Preferred Share Structure With Super Voting Rights	No	Yes Series D preferred stock granted to CEO at the bargain price of $360k giving 36% of voting rights Series C preferred stock transferred from father to daughter
Board + Management Voting Rights	<5%	>50%
Percentage of Independent Board Members	83%	44% (Diana's 'independent' board approved these related party transactions
Related Party Transactions Favoring Insiders	No	Yes – with millions of dollars siphoned to entities affiliated with Diana's CEO
Corporate Governance Ranking[(1)]	1st quartile: 9th out of 64 cos (2nd rated drybulk shipping company)	3rd quartile: 42nd out of 64 cos
Shareholder Rights Plan	Short term plan put in place due to rapid accumulation of shares Up for a shareholder vote at next AGM	Long-term plan that has not been ratified by shareholders **18-year plan with a Feb 2034 expiry**
Board Of Directors Election Cycles	Full board, annually	Staggered board with 3 classes
Last Equity Grant As A Percentage Of Shares Outstanding	**<1%** of shares outstanding granted in Feb 2026, of which a large portion of performance based restricted stock units aligning mgmt. pay with shareholders and company performance	**7%** of the shares outstanding granted in Feb 2026, 100% restricted stock units with no performance metrics

Source: FactSet, Company websites as of May 18, 2026, ISS Proxy Research Reports.
Note: See pages 55 - 57 and 76 for more detail on Diana's super-voting, OceanPal and related-party transactions.
(1) Per Webber Research.

79

OceanPal Spin - Off from Diana and Sharp Value Destruction 80 (100%) (90%) (80%) (70%) (60%) (50%) (40%) (30%) (20%) (10%) 0% Source: FactSet and Diana Shipping and OceanPal Filings of May 18, 2026. Note: See pages 55 - 57 for more detail on OceanPal and related - party transactions. ▪ OceanPal was founded in 2021 after being spun off - from Diana to own older vessels ▪ Until mid - 2025, the Chair was Semiramis Paliou and with several directors affiliated with Diana ▪ Regained compliance with Nasdaq for min bid price requirement on July 1, 2025 − July 21, 2025: $18m offering at $1.64 per unit (each unit consists of 1 common share and 1 warrant to purchase 1 common share) – each warrants will expire 3 years from issuance (exercise price equal to 225% the offering price or a zero cash exercise option in which 1 warrant can be exchanged for 2 common shares) ▪ Warrants are exercisable for 1 share of common stock at the exercise price of $0.01 per warrant share ▪ In connection with the PIPE Transaction certain insiders of the Company, as well as the holders of the Company’s Series B Preferred Shares and Series E Preferred Shares immediately prior to the closing of the PIPE Transaction will receive, in the aggregate, 3,529,411 shares of newly issued common stock of the Company and approximately $10.5 million in cash, payable out of the net proceeds of the Cash Offering − Diana owns the Series B and Semiramis owns the Series E ▪ Semiramis resigned from the Board of OP, new director appointed and also named Co - CEO ▪ Eleftherious Papatrifon (Diana director) is still on the OceanPal board OceanPal’s (99.9%) TSR Since December 1, 2021

Peer Group Information 81 Performance Peer Group Diana Shipping Pacific Basin Pangaea Logistics Safe Bulkers Seanergy Star Bulk Carriers Thoresen Shipping (part of Thoresen Thai Agencies, which is public)

List of Acronyms, Abbreviations and Key Terms

Term / Acronym	Definition
ADTV	Average Daily Trading Volume
AGM	Annual General Meeting; The scheduled yearly meeting where shareholders vote on the election of directors and other corporate proposals
BDI	Baltic Dry Index; a composite index of drybulk shipping rates published by the Baltic Exchange in London
Capesize	Major bulk vessels typically ranging from 100,000 to 200,000+ DWT; used primarily for iron ore and coal trades
Comprehensive Value Strategy	Genco's proprietary capital allocation program focused on paying compelling dividends, deleveraging, and opportunistic fleet renewal
Day Rate	Typically refers to the daily revenue earned by a vessel, most accurately expressed as the Time Charter Equivalent (see below)
Drybulk	The seaborne transportation of dry commodities (e.g., iron ore, coal, grain, bauxite, and steel products) along worldwide shipping routes
DWT	Deadweight tons; a measure of a vessel's capacity to carry cargo, fuel, water, and stores, expressed in metric tons
EBITDA	A non-GAAP measure representing net income (loss) plus net interest expense, taxes, and depreciation and amortization
ESG	Environment, Social, and Governance
FDSO	Fully Diluted Shares Outstanding: Includes the total number of common shares currently issued plus those that could be issued through the exercise of options, warrants, or RSUs
FFA	Forward Freight Agreement; financial derivative contracts that allow parties to hedge or speculate on the future direction of freight rates
FMV	Fair Market Value
IRR	Internal Rate of Return
K / M	Denotes thousands and millions, respectively (e.g., $9.7k cash flow breakeven; $15.4m net income)
Major bulk	Category of vessels consisting of Newcastlemax and Capesize ships
Minor bulk	Category of vessels consisting of Ultramax and Supramax ships
MT	Metric Tons; the standard unit of measurement for shipping cargo volumes (1,000 kg)
NAV	Net Asset Value or Net Liquidation Value; calculated as the current market value of the fleet plus cash and net working capital, minus outstanding debt

82

List of Acronyms, Abbreviations and Key Terms (Cont’d) 83 Term / Acronym Definition NB New Build NEO Named Executive Officer; The group of executives for whom specific compensation disclosure is required by SEC rules (typicall y t he CEO, CFO, and the three other most highly compensated officers) Newcastlemax The largest vessels in drybulk , typically 200,000+ DWT Non - GAAP Financial measures not prepared in accordance with Generally Accepted Accounting Principles in the U.S. Orderbook The total number and capacity of vessels that have been ordered from shipyards but have not yet been delivered to owners PIPE Private Investment in Public Equity: A private sale of shares in a public company RCF Revolving Credit Facility RSU / PRSU Restricted Stock Units / Performance Restricted Stock Units: Equity compensation used to align management interests with shareholders; PRSUs typically vest based on specific performance metrics such as TSR or ROIC Scrubber Exhaust gas cleaning system installed on vessels to comply with IMO sulfur emission regulations Spot Refers to the current market of chartering a ship voyage Supramax Minor bulk vessels typically ranging from 50,000 to 60,000 DWT TCE Time Charter Equivalent; a non - GAAP shipping industry performance measure calculated as voyage revenues less voyage expenses and charter - hire TSR Total Shareholder Return; includes share price appreciation and cumulative dividends reinvested over a specific period U.S. The United States of America Ultramax Modern minor bulk vessels typically ranging from 60,000 to 65,000 DWT WHITE Proxy Card The proxy card distributed by the Board for voting FOR Genco’s nominees and AGAINST Diana Shipping’s proposals

Compensation Actually Paid (1) to our CEO vs. 5 - Year Cumulative Genco TSR (1) Computed in accordance with Item 402(v) of Regulation S - K. The dollar amounts do not reflect the actual amount of compens ation earned by or paid to our CEO during the applicable year. Please see pp. 54 - 55 of our definitive proxy statement filed on May 7, 2025 for how these amounts were calculated in accordance with the requirements of Item 402(v) of Regulation S - K. 84 $- $1.00 $2.00 $3.00 $4.00 $5.00 $6.00 $7.00 $- $50 $100 $150 $200 $250 $300 $350 $400 2021 2022 2023 2024 2025 Compensation ($ in millions) TSR Compensation Actually Paid to our CEO 5-year cumulative GNK TSR 5-year cumulative Peer Group TSR

Q2 to Q4 2026 Dividend Projections and Sensitivity 85 • Capesize / Supramax FFA curve rates as of May 5, 2026 utilized in projections: – Balance of Q2 2026: $35k / $18k – Q3 2026: $31k / $17k – Q4 2026: $31k / $16k – Given freight market volatility, the FFA curve is subject to change – To calculate our estimated TCE for each quarter, we adjust these FFA curve rates for each of our vessels size, class and specifications • Q2 2026 projected dividend is based on fixtures to date and assumes the FFA curve rates for the balance of the quarter and assumes expenses as set forth on page 37 of this presentation • Q3 and Q4 2026: assumes the current FFA curve – Given Genco’s spot trading profile, limited fixtures for 2H 2026 have been concluded to date providing optionality for the Company • Our actual TCE and expenses remain subject to change based on the closing of our financial results for a given quarter, including actual rates obtained for fixtures for the remaining available days, the timing of voyage revenue and voyage expense recognition in accordance with GAAP reporting standards • Market conditions and other factors described on page 2 may affect our TCE rates, our expenses and quarterly financial results • Owned available days are based on estimated ownership days less budgeted drydocking offhire per quarter – Number of owned vessels per quarter: Q2: 43.3 and Q3 and Q4: 44.0 vessels – Drydocking offhire per quarter: Q2: 153 days, Q3: 75 days, Q4: 105 days • Operating expenses for Q3 and Q4 are assumed to be the same as those presented for Q2 as set forth on page 37 and are based on our budgeted figures – Figures could vary due to timing of expenses as well as macroeconomic conditions among others factors • Fleet - wide utilization assumption of 98% • Dividends shown assume a voluntary quarterly reserve of $19.5m per quarter – Dividend outputs are based on Genco’s stated dividend formula $21,000 $22,000 $23,000 $24,000 $25,000 3,790 3,790 3,790 3,790 3,790 $80 $83 $87 $91 $95 $(39) $(39) $(39) $(39) $(39) $41 $45 $48 $52 $56 $(20) $(20) $(20) $(20) $(20) $21 $25 $29 $33 $37 $0.48 $0.57 $0.65 $0.74 $0.82 Fleet - wide TCE $23,600 Owned available days 3,790 Net revenue Operating expenses $89 $(39) Operating cash flow $51 Voluntary quarterly reserve $(20) Cash flow distributable as dividends $31 Dividend per share $0.70 $21,000 $22,000 $23,000 $24,000 $25,000 3,973 3,973 3,973 3,973 3,973 $83 $87 $91 $95 $99 $(39) $(39) $(39) $(39) $(39) $45 $49 $53 $57 $61 $(20) $(20) $(20) $(20) $(20) $25 $29 $33 $37 $41 $0.57 $0.66 $0.74 $0.83 $0.92 Fleet - wide TCE $23,100 Owned available days 3,972 Net revenue Operating expenses $92 $(39) Operating cash flow $53 Voluntary quarterly reserve $(20) Cash flow distributable as dividends $34 Dividend per share $0.75 $21,000 $22,000 $23,000 $24,000 $25,000 3,943 3,943 3,943 3,943 3,943 $83 $87 $91 $95 $99 $(39) $(39) $(39) $(39) $(39) $44 $48 $52 $56 $60 $(20) $(20) $(20) $(20) $(20) $25 $29 $32 $36 $40 $0.55 $0.64 $0.73 $0.82 $0.91 Fleet - wide TCE $22,700 Owned available days 3,943 Net revenue Operating expenses $90 $(39) Operating cash flow $51 Voluntary quarterly reserve $(20) Cash flow distributable as dividends $31 Dividend per share $0.70 Q2 2026 Projected Dividend Output Sensitivity Table Q3 2026 Projected Dividend Output Sensitivity Table Q4 2026 Projected Dividend Output Sensitivity Table

EBITDA Reconciliation[1]

Adjusted EBITDA Q1 2024-Q1 2026									
	Q1 2024	Q2 2024	Q3 2024	Q4 2024	Q1 2025	Q2 2025	Q3 2025	Q4 2025	Q1 2026
Net income (loss)	$ 18,798	$ 23,467	$ 21,459	$ 12,681	$ (11,923)	$ (6,801)	$ (1,053)	$ 15,411	$ 9,309
Net interest expense	3,216	2,731	2,221	2,151	2,179	2,315	2,763	3,519	3,833
Income tax expense	-	-	-	-	-	-	-	-	-
Depreciation/amortization	17,223	17,096	16,620	17,727	17,665	18,133	19,298	21,134	21,038
EBITDA	**$ 39,237**	**$ 43,294**	**$ 40,300**	**$ 32,559**	**$ 7,921**	**$ 13,647**	**$ 21,008**	**$ 40,064**	**$ 34,180**
Impairment of vessel assets	$ -	$ 5,634	$ 961	$ -	$ -	$ 651	$ -	$ -	$ 527
Loss (gain) on vessel sales	978	(13,206)	(4,465)	224	-	-	-	-	(2,075)
Other operating expense	1,804	3,924	-	-	-	-	-	1,930	3,826
Loss on debt extinguishment	-	-	-	-	-	-	678	-	-
Unrealized loss (gain) on fuel hedges	(160)	121	123	(76)	(6)	-	9	(9)	(238)
Adjusted EBITDA	**$ 41,859**	**$ 39,767**	**$ 36,919**	**$ 32,707**	**$ 7,915**	**$ 14,298**	**$ 21,695**	**$ 41,985**	**$ 36,220**

(1) EBITDA represents net income (loss) attributable to Genco Shipping & Trading Limited plus net interest expense, taxes, and depreciation and amortization. EBITDA is included because it is used by management and certain investors as a measure of operating performance. EBITDA is used by analysts in the shipping industry as a common performance measure to compare results across peers. Our management uses EBITDA as a performance measure in consolidating internal financial statements and it is presented for review at our board meetings. We believe that EBITDA is useful to investors as the shipping industry is capital intensive which often results in significant depreciation and cost of financing. EBITDA presents investors with a measure in addition to net income to evaluate our performance prior to these costs. EBITDA is not an item recognized by U.S. GAAP (it is anon-GAAP measure) and should not be considered as an alternative to net income, operating income or any other indicator of a company's operating performance required by U.S. GAAP. EBITDA is not a measure of liquidity or cash flows as shown in our consolidated statement of cash flows. The definition of EBITDA used here may not be comparable to that used by other companies.

86

Time Charter Equivalent Reconciliation (1) (1) We define TCE rates as our voyage revenues less voyage expenses, charter - hire expenses, and realized gains or losses on fuel hed ges divided by the number of the available days of our owned fleet during the period. TCE rate is a common shipping industry per formance measure used primarily to compare daily earnings generated by vessels on time charters with daily earnings generated by vessels on voyage charters, bec aus e charter hire rates for vessels on voyage charters are generally not expressed in per - day amounts, while charter hire rates for vessels on time charters generally are expressed in such amounts. 87 March 31, 2026 March 31, 2025 (unaudited) Total Fleet Voyage revenues (in thousands) 114,429$ 71,269$ Voyage expenses (in thousands) 36,276 27,354 Charter hire expenses (in thousands) 6,096 2,285 Realized (loss) gain on fuel hedges (in thousands) (40) 8 72,017 41,638 Total available days for owned fleet 3,723 3,504 Total TCE rate 19,346$ 11,884$ Three Months Ended

Net Income Reconciliation 88 Three Months Ended March 31, 2026 Net Income Reconciliation (unaudited) Net income attributable to Genco Shipping & Trading Limited 9,309$ + Impairment of vessel assets 527 + Net gain on sale of vessels (2,075) + Other operating expense 3,826 + Unrealized gain on fuel hedges (238) Adjusted net income 11,349$ Adjusted net earnings per share - basic 0.26$ Adjusted net earnings per share - diluted 0.26$ Weighted average common shares outstanding - basic 43,706,069 Weighted average common shares outstanding - diluted 44,411,222 Weighted average common shares outstanding - basic as per financial statements 43,706,069 Dilutive effect of stock options 37,897 Dilutive effect of performance based restricted stock units 204,948 Dilutive effect of restricted stock units 462,308 Weighted average common shares outstanding - diluted as adjusted 44,411,222

Q2 2026 Estimated Fleet - Wide Expenses (1) (1) Please refer to detail on the following page. 89 Daily Expenses by Category Net Income Free Cash Flow (2) Vessel Operating Expenses (3) $6,750 $6,750 G&A Expenses (4) 1,840 1,480 Technical Management Expenses (4) 330 330 Drydocking (5) - 2,549 Fuel efficiency upgrade investment / BWTS (6) - 930 Interest Expense (7) 1,417 1,265 Mandatory debt repayments (8) - - Depreciation and amortization (9) 5,829 - Total ex - DD/BWTS/ESD $16,166 $9,824 Total $16,166 $13,303 Number of Vessels (10) 43.33 43.33 Vessel Type Own. Days Drydock Days Owned Avail Days Newcastlemax 182 - 182 Capesize 1,562 134 1,428 Ultramax 1,365 - 1,365 Supramax 834 19 815 Total 3,943 153 3,790 Estimated Owned Available Days – Q2 2026

Footnotes to Q2 2026 Estimated Fleet - Wide Expenses & Operating Expense Reconciliation . 90 (1) Estimated expenses are presented for illustrative purposes. The amounts shown will vary based on actual results. (2) Free Cash Flow is defined as net income plus depreciation less capital expenditures, primarily vessel drydockings, plus other non - cash items, namely nonvested stock amortization and deferred financing costs, less fixed debt repayments. However, this does not include any adjustment for accounts payable and accrued expenses incurred in the ordinary course of business. We consider Free Cash Flow to be an important indicator of our ability to service debt. (3) Vessel Operating Expenses are based on management’s estimates and budgets submitted by our technical managers. We believe Vessel Operating Expenses are best measured for comparative purposes over a 12 - month period. (4) General & Administrative Expenses are based on a budget set forth at the beginning of the year. Actual results may vary. Management Expenses are based on the contracted monthly rate per vessel for the technical management of our fleet. (5) Drydocking expenses represent estimated drydocking expenditures for Q2 2026 and include costs relating to energy saving devices and ballast water treatment systems. (6) Represents costs associated with fuel efficiency upgrades on select vessels together with regulatory costs related to the installation of ballast water treatment systems. (7) Interest expense is based on our debt level as of March 31, 2026, plus anticipated debt draw downs less anticipated voluntary debt repayments in Q2 2026. Deferred financing costs are included in calculating net income interest expense. Interest expense is calculated based on an assumed SOFR rate and margin under our credit facility. (8) In Q2 2026, Genco has no mandatory debt repayments scheduled. (9) Depreciation is based on cost less estimated residual value and amortization of drydocking costs. Depreciation and amortization expense utilizes a residual scrap rate of $400 per LWT. (10) Based on a weighted average fleet of 43.33 vessels. Operating expenses ($ in m) Q2 2026 Net income estimate Adj from GAAP measure Q2 2026 free cash flow estimate Vessel operating expenses (26.62)$ -$ (26.62)$ General & administrative expenses (7.26)$ 1.42$ (5.84)$ Technical management fees (1.30)$ -$ (1.30)$ Interest expense (5.59)$ 0.60$ (4.99)$ Total operating expenses (40.76)$ 2.02$ (38.74)$ Q2 2026 operating expense reconciliation

Press Release

Genco Shipping & Trading Limited Files Investor Presentation and Urges Shareholders to Vote for the Company’s Highly Qualified Nominees and Reject Diana’s Inadequate Tender Offer

Highlights Genco’s Proven Comprehensive Value Strategy Delivering Superior Returns and Significant Momentum Underway to Capture Upside

Diana’s Offer Remains Inadequate and its Handpicked Director Nominees Pose Significant Risks to Genco Shareholders’ Investment

Genco Urges Shareholders to Vote “FOR” the Re-Election of Genco’s Nominees on the WHITE Proxy Card Today – and “WITHHOLD” on Diana’s Nominees

Reminds Shareholders Not to Tender Their Shares into Diana’s Tender Offer

Presentation and Information on How to Vote Available at www.GencoDrivesSuperiorReturns.com

NEW YORK, May 21, 2026 – Genco Shipping & Trading Limited (NYSE:GNK) (“Genco” or the “Company”), the largest U.S. headquartered drybulk shipowner focused on the global transportation of commodities, today posted an investor presentation in connection with its upcoming Annual Meeting at www.GencoDrivesSuperiorReturns.com.

Highlights of the presentation include:

•	Genco’s proven Comprehensive Value Strategy is creating value for shareholders. Since 2021, Genco’s Board and management team have been implementing the Company’s Comprehensive Value Strategy, delivering $310 million or $7.16 per share in dividends to shareholders, generating outsized shareholder returns of 210%[1] and positioning the Company for continued value creation.

•	Genco has strong momentum in a strengthening drybulk market. Genco has increased the number of premium earning vessels in its fleet, enhancing its operating leverage and ability to pay sizeable and growing dividends. In addition, Genco projects a second quarter 2026 dividend of $0.70 per share, a 367% increase year-over-year.[2] Genco’s dividend formula is expected to generate a total dividend of $2.50 per share in 2026, assuming the forward freight curve for the balance of the year.[2]

•	Genco prioritizes strong corporate governance. Genco is the only U.S.-listed drybulk company with no related-party transactions benefiting insiders. Genco has been consistently ranked in the industry’s top quartile for governance practices, significantly higher than Diana Shipping, which is ranked in the third quartile.[3]

1 Represents TSR since the closing price on April 19, 2021 (the last trading day before Genco publicly announced its Comprehensive Value Strategy).

2 2026 projections are based on our fixtures to date and assumes the forward freight agreement (FFA) curve for the balance of the year. For further details of the calculation of operating cash flow and our assumptions and qualifications, including estimated expenses and utilization rates, please see p. 39 of our Q1 2026 earnings presentation at https://investors.gencoshipping.com/overview/default.aspx.

3 As rated by Webber Research.

•	Genco has a diverse, independent and highly qualified Board. Genco’s directors have a proven track record of value creation and deep expertise in shipping and other areas critical to overseeing the Company’s strategy. This breadth of experience enables the Board to guide the Company forward and continue providing effective oversight.

•	Diana is attempting to take over Genco on the cheap. As part of their efforts, Diana has rapidly accumulated shares, made several prior inadequate acquisition proposals, commenced an unsolicited and inadequate tender offer (the “Offer”) and nominated a slate of handpicked director nominees to replace the entire Genco Board.

•	Diana’s recent actions raise questions of market manipulation to drive down the price of Genco’s shares to make their inadequate Offer look better. These actions include putting out a baseless stock price target in its press release on May 18, 2026, selling shares to make a short-term profit despite Diana’s stated interest in acquiring the entire Company at a fair price and threatening the market by claiming to be a seller without simultaneously disclosing the volume, timing, price or manner of such stock sales.

•	Genco’s Board has responded appropriately to Diana throughout its hostile campaign. Genco has engaged with Diana on several potential transaction structures for years, beginning with Genco’s initial outreach in June 2024 to discuss a potential business combination. The Board has made it clear to Diana that it is open to engaging with Diana if they provide an offer that appropriately values Genco and adequately rewards all shareholders. Diana has refused to engage and instead launched the inadequate and conditional Offer and nominated its handpicked slate of director nominees to seize control of Genco. The Board is committed to acting in the best interests of all Genco shareholders.

•	Diana’s inadequate Offer undervalues Genco and is not in the best interests of Genco shareholders. Diana’s $23.50 per share tender offer, which was unchanged from their prior inadequate March 2026 acquisition proposal that the Board previously rejected, is simply too low. Diana’s Offer undervalues the Company and its assets, is well below Genco’s net asset value (NAV) and does not include a control premium. The current mean analyst NAV estimate is $26.60 and the current median estimate is $27.00 in a period of rising asset values across the industry.[4] The Offer represented only a 1% “premium” to the closing stock price the day prior to its offer and is lower than where Genco’s shares have traded for weeks.

•	Diana’s director nominees pose significant risks to Genco shareholders. Diana is a direct competitor seeking access to Genco’s boardroom through the nomination of its handpicked slate of directors. Diana is known throughout the industry for a history of poor governance practices, self-dealing and value destruction with perplexing capital allocation decisions. Many of Diana’s handpicked director nominees have close personal or professional ties to Diana, certain of them

4 Calculated based on NAV estimates published by SEB, Clarkson Securities, Fearnley Securities, Deutsche Bank and Pareto.

have records of bankruptcy and shareholder value destruction[5] and none of them are fit to serve on the Genco Board.

Vote the WHITE proxy card TODAY to protect your investment. Genco’s Board urges shareholders to vote “FOR” the reelection of Genco’s six highly qualified directors and according to the Board’s other recommendations on the Company’s WHITE proxy card, “WITHHOLD” on Diana’s nominees and “AGAINST” Diana’s shareholder proposals.

The Genco Board of Directors also continues to recommend that Genco shareholders reject Diana’s wholly inadequate $23.50 tender offer by not tendering their shares.

The presentation has been filed with the U.S. Securities and Exchange Commission (the “SEC”).

If you have any questions or require any assistance with voting your shares, please call or email Genco’s proxy solicitor:

MacKenzie Partners, Inc.
Toll Free: 800-322-2885
Email: proxy@mackenziepartners.com

Jefferies LLC is acting as financial advisor to Genco and Herbert Smith Freehills Kramer (US) LLP and Sidley Austin LLP are serving as legal counsel to Genco. Morgan Stanley & Co. LLC is acting as special advisor to the Board of Directors.

About Genco Shipping & Trading Limited

Genco Shipping & Trading Limited is a U.S. based drybulk ship owning company focused on the seaborne transportation of commodities globally. We transport key cargoes such as iron ore, coal, grain, steel products, bauxite, cement, nickel ore among other commodities along worldwide shipping routes. Our wholly owned high quality, modern fleet of dry cargo vessels consists of the larger Newcastlemax and Capesize vessels (major bulk) and the medium-sized Ultramax and Supramax vessels (minor bulk), enabling us to carry a wide range of cargoes. Genco’s fleet consists of 43 vessels  with an average age of 12.6 years and an aggregate capacity of approximately 4,935,000 dwt.

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These rated by Webber statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive

5 Quentin Bruce Saones was one of the four Directors of Sterling Shipping Agencies Limited when it entered compulsory liquidation in July 2023. Jens Ismar served as CEO of Bulk Invest (formerly part of Western Bulk), which filed for bankruptcy in March 2016. During Gustav Brun-Lie’s less than three years as CEO of Statt Torsk ASA, he oversaw the destruction of more than 80% of the company’s shareholder value (from NOK2.50 at IPO on 4/23/2021 to NOK0.53 on 2/1/2024, the last trading date per Factset) before merging it into a sector competitor at a near all-time low share price.

performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Information for Investors and Shareholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at  www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Investor Contact

Peter Allen
Chief Financial Officer
Genco Shipping & Trading Limited
(646) 443-8550

Media Contact

Leon Berman
IGB Group
(212) 477-8438
lberman@igbir.com

Website Updates

Genco’s Strong Governance The highly qualified and experienced Genco Board and management team remain committed to maintaining the highest standards of corporate governance Genco continues to lead the drybulk industry in a number of ways We are the largest U.S. headquartered drybulk shipping company We are the only U.S.-listed drybulk shipping company with no related-party transactions and have been consistently ranked in the top quartile on corporate governance among public shipping companies by Webber Research We provide detailed disclosures on the Company’s strategy and performance and align executive compensation with shareholder interests We have a diverse, independent and experienced Board of Directors, half of whom are female Meet Genco’s Highly Qualified Board of Directors Our six directors—John C. Wobensmith, Kathleen C. Haines, Paramita Das, Basil G. Mavroleon, Karin Y. Orsel and Arthur L. Regan—are highly engaged and experienced participants in the boardroom and committed to industry-leading governance. Each of these six directors brings a balanced and highly relevant skill set, with a proven track record of executing our Comprehensive Value Strategy that continues to position Genco for the future while delivering shareholder returns. John C. Wobensmith Chairman & CEO Mr. Wobensmith has served as a director of Genco since May 29, 2021 and Chairman since August 26, 2025. Mr. Wobensmith has served as our Chief Executive Officer since March 23, 2017 and our President since December 19, 2014. Mr. Wobensmith has significant experience in managing all aspects of a drybulk shipping company including commercial, technical and capital allocation. During his tenure with the Company he has led the transformation of its commercial operating platform and the development of its comprehensive value and capital allocation strategy. From April 2005 until his appointment as President, he served as our Chief Financial Officer and Principal Accounting Officer. He also served as a director of Ultrapetrol (Bahamas) Limited, a marine transportation company, from 2016 to 2017. Mr. Wobensmith has over 25 years of experience in the shipping industry. Before becoming our Chief Financial Officer, Mr. Wobensmith served as a Senior Vice President with American Marine Advisors, Inc., an investment bank focused on the shipping industry. While at American Marine Advisors, Inc., Mr. Wobensmith was involved in mergers and acquisitions, equity fund management, debt placement and equity placement in the shipping industry. From 1993 through 2000, he worked in the international maritime lending group of The First National Bank of Maryland, serving as a Vice President from 1998. Mr. Wobensmith has a bachelor’s degree in economics from St. Mary’s College of Maryland. He also was appointed by the Governor of Maryland and currently serves on the Board of Trustees and as Treasurer of the Board at St. Mary’s College of Maryland. Mr. Wobensmith holds the Chartered Financial Analyst designation. He was inducted into the International Maritime Hall of Fame in 2024 and will receive the Silver Bell Award from the Seamen’s Church Institute in June 2026. Kathleen C. Haines Lead Independent Director, Audit Committee (Chair), Compensation Committee Ms. Haines has served as a director of Genco since May 17, 2017, and was appointed as Lead Director in August 2025. In January 2025, she joined the Advisory Board of Veer.voyage, a startup company incorporated in the Bahamas and a tonnage provider of zero emission ships. From 2021 until 2024 she served on the Advisory Board of Sea Machines Robotics, a privately held company in Boston, Massachusetts. She served as Chief Financial Officer and Treasurer of Heidmar Inc. (“Heidmar”), a privately held company that commercially manages a fleet of oil tankers, from July 2012 until May 2020. She was also a member of the Executive Committee of Heidmar, which was responsible for the strategy of the company as well as marketing efforts. Prior to and after her time at Heidmar, Ms. Haines has served as the Principal of Holbridge Capital Advisors, a financial consulting and investment firm specializing in the maritime industry. During 2010, she served as the Chief Financial Officer of Asia Pacific Carriers, based in Hong Kong. From May 2007 to May 2008, she was the Chief Executive Officer of the transition company created following the sale of OMI Corporation, a U.S.-based NYSE-listed international shipping company. Ms. Haines served as the Chief Financial Officer of OMI Corporation from 1998 until its sale. Ms. Haines was a board member of OSG America LLC from 2007 until it was reacquired by its parent company in 2009 and served as Chair of the Audit Committee and a member of the Conflicts Committee. She currently serves on the Board of Trustees of the Seamen’s Church Institute as Audit Chair and is a member of the Finance and Endowment Committee as well as the Governance/Nominating Committee. She is the Treasurer and a founding board member of the U.S. affiliate of Women’s International Shipping and Trading Association. Ms. Haines is a CPA. Paramita Das Compensation Committee, ESG Committee Ms. Das has served as a director of Genco since March 4, 2024. Ms. Das has served as the Chief Strategy Officer and Senior Advisor to the Chief Executive Officer of Stardust Power Inc. from September 2024 to November 2025.  Previously, Ms. Das served as the Global Head of Marketing, Development and ESG (Chief Marketing Officer) Metals and Minerals at Rio Tinto from June 2022 through February 2024, President of Rio Tinto Nickle Inc., President and CEO of Alcan Primary Products Company, LLC and a member of the Board of Directors of Rio Tinto Services Inc. from July 2019 through September 2023; General Manager, Marketing and Development, Metals, and Head of the Chicago Commercial Office, Rio Tinto from January 2018 to May 2022. Ms. Das has served as Chief of Staff/Group Business Executive to the Rio Tinto Group CEO from December 2016 to December 2017.  Ms. Das has been a member of the Board of Coeur Mining since May 2023 and a member of the Board of Directors of Toromont Industries Ltd., a specialized equipment company, since November 2024. Ms. Das is a former Board member of World Business Chicago from January 2020 to January 2022, Chicago Children’s Museum from June 2019 to June 2021 and UN Women-USNC from 2014 - 2017. She earned a Master of Business Administration from the University of Louisville, Executive Education from University of Chicago and a Bachelors’ Degree from Guru Singh Indraprastha University. Basil G. Mavroleon Compensation Committee (Chair), Audit Committee, Nominating & Corporate Governance Committee Mr. Mavroleon has served as a director of Genco since July 17, 2015. Mr. Mavroleon served as a director of Baltic Trading from March 15, 2010 until Baltic Trading’s merger with our Company on July 17, 2015. Mr. Mavroleon also served as a director of our Company from July 27, 2005 to July 9, 2014. Mr. Mavroleon has been employed in the shipping industry for the last 56 years. Since 1970, Mr. Mavroleon has worked at Charles R. Weber Company, Inc., one of the oldest and largest tanker brokerages and marine consultants in the United States. Mr. Mavroleon was Managing Director of Charles R. Weber Company, Inc. for twenty-five years and held the position of Manager of the Projects Group thereafter for five years from January 2009 until April 2013. Mr. Mavroleon was a director of Pyxis Tankers, Inc. from October 2015 to May 2026, where he served on the audit committee and the nominating and corporate governance committee. Mr. Mavroleon also serves as Managing Director of WeberSeas (Hellas) S.A., a comprehensive sale and purchase, newbuilding, marine projects and ship finance brokerage based in Piraeus, Greece. Since its inception in 2003 through its liquidation in December 2005, Mr. Mavroleon served as Chairman of Azimuth Fund Management (Jersey) Limited, a hedge fund that dealt with tanker freight forward agreements and derivatives. Mr. Mavroleon is on the advisory board of NAMMA (North American Maritime Ministry Association), is a director emeritus of NAMEPA (North American Marine Environmental Protection Association), and is Chairman of the New York World Scale Committee. Mr. Mavroleon is a member of the Connecticut Maritime Association, NYMAR (New York Maritime Inc.), the Maritime Foundation Knowledge Center, honorary director of the Connecticut Maritime Association Education Foundation (CAMEF), and serves on the board of trustees of the Maritime Aquarium, Norwalk, CT. Mr. Mavroleon was educated at Windham College, Putney, VT. Karin Y. Orsel ESG Committee (Chair), Nominating & Corporate Governance Committee Ms. Orsel has served as a director of Genco since March 22, 2021. Ms. Orsel is the Chief Executive Officer and founder of MF Shipping Group, which she established in 1994. She has over 33 years of experience in the maritime industry. MF Shipping Group provides technical management services to a fleet of more than 50 vessels, including oil product and chemical tankers, multipurpose vessels, self-unloaders, and cement carriers. In connection with these activities, Ms. Orsel has served for more than 20 years as managing director of several ship-owning companies. Ms. Orsel began her career in the shipping industry at the age of 18 with Sandfirden Rederij B.V., where she served as Financial Manager. She currently holds a number of industry governance and representative roles, including membership in the Presidency of the European Shipowners (ECSA), board membership and former presidency of the Royal Association of Netherlands Ship-owners (KVNR), board membership of the International Chamber of Shipping (ICS), council membership of the International Association of Independent Tanker Owners (INTERTANKO), and membership of BIMCO. She also serves as Honorary Consul of Norway. Ms. Orsel is a former Chair of the International Seafarers’ Welfare and Assistance Network (ISWAN) and acts as an Ambassador for the Women’s International Shipping & Trading Association (WISTA). Ms. Orsel has received multiple industry recognitions, including Female Entrepreneur of the Year (Netherlands, 2009), an Honorary Degree from Massachusetts Maritime Academy (2017), the Tanker Industry Leader Award (2019), the Seatrade Award (2021), and the IMO Gender Equality Award (2025). She holds a Bachelor of Arts in Economic & Administrative Education from Winschoter College in the Netherlands. Arthur L. Regan Nominating & Corporate Governance Committee (Chair), Audit Committee, ESG Committee Mr. Regan has served as a director of Genco since February 2016, and was our Executive Chairman from November 2016 until May 2021. Since 2022, Mr. Regan has been the Chief Executive Officer of Energos Infrastructure, which owns and operates marine infrastructure assets principally focused on LNG floating storage and regasification import terminals located in multiple countries globally primarily on long-term government utility linked contracts. From 2018 to 2021 Regan was the Executive Chairman of Chembulk Tankers, an owner of specialized international chemical transport vessels and was appointed to the position by its private equity owners KKR Investments and York Capital Holdings. From 2010 to 2018, Mr. Regan was the President, Chief Executive Officer and a Director of Principal Maritime Management, LLC, a wholly owned portfolio company of Apollo Global Management. Mr. Regan has more than 35 years of experience in the shipping industry in executive roles, including as President and Chief Executive Officer of Arlington Tankers Ltd. from 2004 to 2008, which was listed on the New York Stock Exchange. Mr. Regan is a graduate of the State University of New York Maritime College at Fort Schuyler with a Bachelor of Science degree in Marine Transportation and Management. Mr. Regan began his shipping career sailing as an officer on merchant tankers and dry bulk vessels for over ten years, completing his sea service as Master Mariner. He is currently a Member of the North American Panel Committee of the vessel classification society and maritime industry advisor DNV-GL. Together, our directors bring years of relevant industry and leadership experience critical to Genco’s success Fleet and Technical Management Drybulk Commodities Commercial Operations Capital Allocation Financial Reporting M&A Your vote is important Vote “FOR” Genco’s Six Highly Qualified Directors and “WITHHOLD” on Diana’s Nominees How to vote Investor Contact Peter Allen Chief Financial Officer Genco Shipping & Trading Limited (646) 443-8550 Media Contact Leon Berman IGB Group (212) 477-8438 lberman@igbir.com Learn more about Genco at  www.gencoshipping.com Sign up for updates Name Email Address Submit Privacy Policy

Shareholder Resources Shareholder Letters May 18, 2026 Genco Shareholder Letter Download PDF May 15, 2026 Genco Shareholder Letter Download PDF May 7, 2026 Genco Shareholder Letter Download PDF March 30, 2026 Genco Shareholder Letter Download PDF Infographics May 12, 2026 Genco Myth vs Fact Infographic Download PDF Presentations May 21, 2026 Delivering Superior Returns and Creating Value for All Shareholders Download PDF Press Releases May 18, 2026 Genco Shipping & Trading Limited Responds to Diana’s Latest Misleading Claims and Gamesmanship Download PDF May 18, 2026 Genco Shipping & Trading Limited Sends Letter to Shareholders from Chairman and CEO John Wobensmith Download PDF May 15, 2026 Genco Shipping & Trading Limited Board of Directors Unanimously Rejects Diana Shipping’s Unsolicited Tender Offer Download PDF May 12, 2026 Genco Shipping & Trading Limited Sets the Record Straight on Diana’s False and Misleading Claims Download PDF May 7, 2026 Genco Shipping & Trading Limited Issues Statement Regarding Diana’s Unsubstantiated Assertions Download PDF May 7, 2026 Genco Shipping & Trading Limited Files Definitive Proxy Materials and Mails Letter to Shareholders Download PDF May 4, 2026 Genco Shipping & Trading to Review Diana Shipping’s Unsolicited Tender Offer Download PDF April 24, 2026 Genco Shipping & Trading Files Preliminary Proxy Statement in Connection with 2026 Annual Meeting of Shareholders Download PDF April 13, 2026 Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders Download PDF April 7, 2026 Genco Shipping & Trading Launches Website for Shareholders Download PDF March 30, 2026 Genco Shipping & Trading Sends Letter to Shareholders Download PDF March 20, 2026 Genco Shipping & Trading Issues Statement Download PDF March 19, 2026 Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF March 6, 2026 Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc. Download PDF January 16, 2026 Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board Download PDF January 13, 2026 Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF November 24, 2025 Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF SEC Filings May 18, 2026 Genco Shipping & Trading Sends Letter to Shareholders, Issues Statement and Posts on LinkedIn Download PDF May 15, 2026 Genco Shipping & Trading Shareholder Letter, Rejection of Unsolicited Tender and LinkedIn Post Download PDF May 15, 2026 Genco Shipping & Trading Schedule 14D-9 Download PDF May 12, 2026 Genco Shipping & Trading Sets the Record Straight on Diana’s False and Misleading Claims and Sends Infographic to its Shareholders Download PDF May 7, 2026 Genco Shipping & Trading Limited Issues Statement Regarding Diana’s Unsubstantiated Assertions Download PDF May 7, 2026 Genco Shipping & Trading Letter to Shareholders and LinkedIn Post Download PDF May 7, 2026 Genco Shipping & Trading Definitive Proxy Statement Download PDF May 4, 2026 Genco Shipping & Trading to Review Diana Shipping’s Unsolicited Tender Offer Download PDF April 24, 2026 Genco Shipping & Trading Preliminary Proxy Statement Download PDF April 13, 2026 Genco Shipping & Trading Issues Statement Regarding Diana Shipping’s Letter to Shareholders Download PDF April 7, 2026 Genco Shipping & Trading Launches Website for Shareholders Download PDF March 31, 2026 Genco Shipping & Trading Letter to Shareholders and LinkedIn Post Download PDF March 30, 2026 Genco Shipping & Trading Sends Letter to Shareholders Download PDF March 20, 2026 Genco Shipping & Trading Issues Statement Download PDF March 19, 2026 Genco Shipping & Trading Rejects Revised, Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF March 6, 2026 Genco Shipping & Trading Responds to Revised Unsolicited Proposal from Diana Shipping Inc. Download PDF January 16, 2026 Genco Shipping & Trading Responds to Diana Shipping Inc.’s Intent to Nominate Directors to Replace Entire Genco Board Download PDF January 13, 2026 Genco Shipping & Trading Rejects Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF November 24, 2025 Genco Shipping & Trading Confirms Receipt of a Non-Binding Indicative Proposal from Diana Shipping Inc. Download PDF Investor Contact Peter Allen Chief Financial Officer Genco Shipping & Trading Limited (646) 443-8550 Media Contact Leon Berman IGB Group (212) 477-8438 lberman@igbir.com Learn more about Genco at  www.gencoshipping.com Sign up for updates Name Email Address Submit Privacy Policy

LinkedIn Post

Genco Shipping & Trading Limited

Genco shareholders: we filed and posted an investor presentation to https://linkd.in/eD4rq8Js.com.

The presentation highlights how our Board and management team are delivering strong returns and positioning Genco for continued value creation and dividend growth. The presentation also highlights Genco’s industry-leading corporate governance and the strengths of our highly qualified directors.

The presentation provides details on Diana’s attempts to take control of your company without paying you full value for your investment. It explains why you should not trust Diana and the risks of what would happen if Diana’s directors are added to the Genco board.

We encourage you to check it out on our website, where you can also find instructions for how to vote FOR Genco’s directors.

Vote the WHITE proxy card today… And reject Diana’s inadequate and highly conditional tender offer by not tendering your shares.

Additional legal information can be found here: https://linkd.in/eD4rq8Js.com

#VoteForGenco #CorporateGovernance #ShareholderValue #Maritime #Shipping

Forward-Looking Statements

This communication contains statements that may constitute forward-looking statements. These statements include, but are not limited to: statements related to the Company’s views and expectations regarding Diana Shipping Inc.’s unsolicited tender offer; any statements relating to the plans, strategies and objectives of management or the Company’s Board for future operations and activities; any statements concerning the expected development, performance, market share or competitive performance relating to products or services; any statements regarding current or future macroeconomic trends or events and the impact of those trends and events on the Company and its financial performance; and any statements of assumptions underlying any of the foregoing. Forward-looking statements can be identified by the fact that they do not relate strictly to historic or current facts and often use words such as “anticipate,” “budget,” “estimate,” “expect,” “project,” “intend,” “plan,” “believe,” and other words and terms of similar meaning in connection with a discussion of potential future events, circumstances or future operating or financial performance. These forward-looking statements are based on our management’s current expectations and observations. Included among the factors that, in our view, could cause actual results to differ materially from the forward looking statements contained in this release are the following: (i) the Company’s plans and objectives for future operations; (ii) that any transaction based on Diana’s non-binding indicative proposal or otherwise may not be consummated at all; (iii) the ability of Genco and its shareholders to recognize the anticipated benefits of any such transaction; (iv) the exercise of the discretion of our Board regarding the declaration of dividends, including without limitation the amount that our Board determines to set aside for reserves under our dividend policy; and (v) other factors listed from time to time in our filings with the SEC, including, without limitation, our Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent reports on Form 8-K and Form 10-Q. Our ability to pay dividends in any period will depend upon various factors, including the limitations under any credit agreements to which we may be a party, applicable provisions of Marshall Islands law and the final determination by the Board of Directors each quarter after its review of our financial performance, market developments, and the best interests of the Company and its shareholders. The timing and amount of dividends, if any, could also be affected by factors affecting cash flows, results of operations, required capital expenditures, or reserves.  As a result, the amount of dividends actually paid may vary. In addition, the forward-looking statements included in this communication represent the Company’s views as of the date of this communication and these views could change. However, while the Company may elect to update these forward-looking statements at some point, the Company specifically disclaims any obligation to do so, other than as required by federal securities laws. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of this communication.

Important Information for Investors and Shareholders

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. The Company has filed a solicitation/recommendation statement on Schedule 14D-9 with the SEC (available here). Any solicitation/recommendation statement filed by the Company that is required to be mailed to shareholders will be mailed to shareholders. THE COMPANY’S INVESTORS AND SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S SOLICITATION/RECOMMENDATION STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders may obtain a copy of the solicitation/recommendation statement on Schedule 14D-9, any amendments or supplements thereto and other documents filed by the Company with the SEC at no charge at the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/, or by contacting Peter Allen as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A, an accompanying WHITE proxy card, and other relevant documents with the SEC in connection with the solicitation of proxies from the Company’s shareholders for the Company’s 2026 Annual Meeting of Shareholders. THE COMPANY’S SHAREHOLDERS ARE STRONGLY ENCOURAGED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO), THE ACCOMPANYING WHITE PROXY CARD,

AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY BECAUSE THEY CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the definitive proxy statement, an accompanying WHITE proxy card, any amendments or supplements to the definitive proxy statement, and other documents that the Company files with the SEC at no charge from the SEC’s website at www.sec.gov. Copies will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Certain Information Regarding Participants in the Solicitation

The Company, its independent directors (Paramita Das; Kathleen C. Haines; Basil G. Mavroleon; Karin Y. Orsel; and Arthur L. Regan) and certain of its executive officers (John C. Wobensmith, Chairman of the Board, Chief Executive Officer and President; Peter Allen, Chief Financial Officer; Joseph Adamo, Chief Accounting Officer; and Jesper Christensen, Chief Commercial Officer) and other employees are deemed “participants” (as defined in Schedule 14A under the Exchange Act of 1934, as amended) in the solicitation of proxies from the Company’s shareholders in connection with the matters to be considered at the Company’s 2026 Annual Meeting of Shareholders. Information regarding the names of the Company’s directors and executive officers and certain other individuals and their respective interests in the Company, by security holdings or otherwise, is set forth in the sections entitled “Director Compensation,” “Compensation Discussion and Analysis,” “Summary Compensation Table,” and “Security Ownership of Certain Beneficial Owners and Management” of the Company’s definitive proxy statement on Schedule 14A in connection with the 2026 Annual Meeting of Shareholders, filed with the SEC on May 7, 2026 (available here). Such filings will also be available at no charge by clicking the “SEC Filings” link in the “Financials” section of the Company’s investor relations website at https://investors.gencoshipping.com/.

Any subsequent updates following the date hereof to the information regarding the identity of potential participants and their direct or indirect interests, by security holdings or otherwise, will be set forth in other materials to be filed with the SEC in connection with the 2026 Annual Meeting of Shareholders, if and when they become available. These documents will be available free of charge as described above.